UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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THE HAIN CELESTIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2021 Annual Meeting of

Stockholders and Proxy Statement

Thursday, October 28, 2021

4:00 p.m. Eastern Time

Virtual Meeting Site

virtualshareholdermeeting.com/HAIN2021

LETTER TO OUR STOCKHOLDERS

THE HAIN CELESTIAL GROUP, INC.

1111 Marcus Avenue

Lake Success, NY 11042

516-587-5000

September 17, 2021

Dear Fellow Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of The Hain Celestial Group, Inc. (the “Company”), which will be held virtually on Thursday, October 28, 2021 at 4:00 p.m., Eastern Time. Due to the ongoing COVID-19 pandemic and to ensure the health and safety for our directors, members of management and stockholders, we are again hosting a virtual meeting this year. We believe that holding a virtual meeting this year is in the best interest of the Company and all of its stakeholders and will allow for stockholder participation using our online tools.

Fiscal year 2021 was another year of unprecedented challenges, but our team continued to adapt and execute on its transformational strategy, delivering strong margin improvement and operating cash-flow in line with our plan. Many of the initiatives implemented by the Company position us well to execute our transformational strategy on or ahead of schedule, and we are confident that this momentum will serve us well in fiscal year 2022. As we have reshaped our portfolio, we are better situated to focus on the needs of our consumers and believe that we are on track to achieve sustainable growth as we begin the next chapter in the Company’s history.

Our momentum and strategic execution would not be possible without the continued dedication of our employees during these challenging times. We continue to believe that our demonstrated culture of resilience and tenacity will position us well to deliver strong financial results and delivery long-term sustainable value to our stockholders.

At our Annual Meeting, our stockholders will vote on (1) the election of the eight director nominees named in the accompanying proxy statement, (2) an advisory vote regarding the compensation of our named executive officers for the fiscal year ended June 30, 2021, as set forth in the accompanying proxy statement, (3) the ratification of the appointment of our registered independent accountants and (4) a stockholder proposal to require an independent Board Chair, if the proposal is properly presented at the Annual Meeting.

In addition to these formal items of business, we will review the major developments of the past year and share with you some of our plans for the future. You will have an opportunity to ask questions of the Company’s senior management and members of the Board of Directors. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials.

On behalf of the Company and the members of the Board of Directors, we would like to thank you for your continued investment and support of the Company during these unprecedented times. We would like to thank our employees for their leadership through this pandemic and their continued dedication to keeping each other safe and supporting the needs of our consumers, customers and communities. We hope that you will join us on October 28th and we look forward to the submission of your vote and your continued support throughout the year.

Sincerely,

Dean Hollis Independent Chair of the Board	Mark L. Schiller President and Chief Executive Officer and Director

THE HAIN CELESTIAL GROUP, INC.

1111 Marcus Avenue

Lake Success, NY 11042

516-587-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of THE HAIN CELESTIAL GROUP, INC.:

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of The Hain Celestial Group, Inc. will be held on Thursday, October 28, 2021 at 4:00 p.m., Eastern Time. Due to the ongoing COVID-19 pandemic and to ensure the health and safety for our directors, members of management and stockholders, we are again hosting a virtual meeting this year. The live audio webcast will be available at virtualshareholdermeeting.com/HAIN2021.

We are holding the Annual Meeting for the following purposes:

1.	To elect the eight director nominees specified herein to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended June 30, 2021, as set forth in the attached proxy statement;

3.	To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2022;

4.	To vote on a stockholder proposal to require an independent Board Chair, if the proposal is properly presented at the Annual Meeting; and

5.	To transact such other business as may properly come before the Annual Meeting (including any adjournments or postponements thereof).

These matters are more fully described in the attached proxy statement.

Only stockholders of record as of the close of business on September 7, 2021 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof. A list of these stockholders will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for a period of ten days prior to the Annual Meeting at our principal executive office located at 1111 Marcus Avenue, Lake Success, New York. The list will also be available during the Annual Meeting at virtualshareholdermeeting.com/HAIN2021.

Your vote is important. Whether or not you expect to attend the Annual Meeting virtually, please submit your vote as soon as possible. See page 6 in the accompanying proxy statement for a description of the ways by which you may cast your vote on the matters being considered at the Annual Meeting.

By order of the Board of Directors,

Kristy Meringolo

Executive Vice President, General Counsel, Corporate

Secretary and Chief Compliance Officer

Dated: September 17, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 28, 2021: A complete set of proxy materials relating to our Annual Meeting is available on the internet. These materials, consisting of this notice of annual meeting of stockholders, the accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, may be viewed at ir.hain.com/shareholder-information/proxy.

THE HAIN CELESTIAL GROUP, INC.

PROXY STATEMENT

The Hain Celestial Group, Inc. 2021 Proxy Statement	TOC

PROXY STATEMENT SUMMARY

Proxy materials, including this proxy statement, are first being distributed and made available on or about September 17, 2021.

This summary highlights information contained within this proxy statement. You should read the entire proxy statement carefully and consider all information before voting.

Throughout this proxy statement, we will refer to ourselves as “we,” “us,” “our,” the “Company” or “Hain Celestial.”

VOTING MATTERS AND VOTE RECOMMENDATION

Voting Matter	Board Vote Recommendation	See Page Number for More Information

Election of Directors	FOR each nominee	10

Advisory Vote to Approve Named Executive Officer Compensation	FOR	45

Ratification of Appointment of Registered Independent Accountants	FOR	46

Stockholder Proposal to Require an Independent Board Chair	AGAINST	47

COMPANY OVERVIEW

Hain Celestial is a leading organic and natural products company with operations in North America, the European Union, the United Kingdom, India and the Middle East. Our vision has always been to mainstream health and wellness, making it accessible and affordable for everyone. Since Hain Celestial’s founding 28 years ago, we set out with a belief that our business could be a force for good – and inspire a Healthier Way of Life®. The Company continues to be a leading marketer, manufacturer and seller of organic and natural, “better-for-you” products by anticipating and exceeding consumer expectations in providing quality, innovation, value and convenience. The Company is committed to growing sustainably while continuing to implement environmentally sound business practices and manufacturing processes. Hain Celestial sells its products through specialty and natural food distributors, supermarkets, natural food stores, mass-market and e-commerce retailers, food service channels and club, drug and convenience stores in over 80 countries worldwide.

The Company manufactures, markets, distributes and sells organic and natural products under brand names that are sold as “better-for-you” products, providing consumers with the opportunity to lead a Healthier Way of Life®. Hain Celestial is a leader in many organic and natural product categories, with many recognized brands in the various market categories it serves, including Celestial Seasonings®, Clarks™, Cully & Sully®, Earth’s Best®, Ella’s Kitchen®, Frank Cooper’s®, Gale’s®, Garden of Eatin’®, Hain Pure Foods®, Hartley’s®, Health Valley®, Imagine®, Joya®, Lima®, Linda McCartney’s® (under license), MaraNatha®, Natumi®, New Covent Garden Soup Co. ®, Robertson’s®, Rose’s® (under license), Sensible Portions®, Spectrum®, Sun-Pat®, Terra®, The Greek Gods®, Yorkshire Provender® and Yves Veggie Cuisine®. The Company’s personal care products are marketed under the Alba Botanica®, Avalon Organics®, JASON®, Live Clean® and Queen Helene® brands.

The Hain Celestial Group, Inc. 2021 Proxy Statement	1

PROXY STATEMENT SUMMARY

OUR VISION, MISSION AND VALUES – “The Hain Way”

During fiscal year 2021 and in a year of global reflection, we created “The Hain Way” to codify our renewed vision, mission and values for our organization, and confirm our commitment to our corporate culture and purpose for all of our stakeholders.

OUR VISION To inspire healthier living for all

OUR MISSION Build enduring health & wellness brands that are known and loved by consumers and enrich the lives of employees and all of our stakeholders

OUR VALUES

Teamwork • We think and act with a broad company perspective • We are one team and share in success or failure • We focus on results • We celebrate the wins	Integrity • We do the right thing • We are respectfully transparent and candid • We value diversity in all forms • We hold ourselves and others accountable	Entrepreneurship • We think innovatively and challenge the status quo • We are courageous • We learn from our failures and continuously improve • We are scrappy and resilient

FISCAL YEAR 2021 OVERVIEW

Fiscal year 2021 was the second year in our three-year transformational strategy, which was designed to accelerate change and drive sustainable, profitable growth in the future. We reaffirmed our commitment of providing stockholders with clarity, credibility and consistency, and our team worked tirelessly to ensure that we were executing on all four pillars of our strategy:

1)	Simplifying the portfolio and organization,

2)	Strengthening core capabilities,

3)	Expanding margins and cash flow, and

4)	Reinvigorating profitable topline growth in a core set of brands.

In fiscal year 2021, we continued to execute on this strategy and demonstrated the continued progress we are making in stabilizing our core business, expanding our profit margins and overdelivering on our productivity initiatives. Our team was able to execute on our objectives despite the unprecedented changes in the world around us and ongoing headwinds, including the ongoing COVID-19 pandemic, labor shortages and strong inflationary pressures. The Company continued to divest non-core brands, build internal capabilities and processes, identify cost synergies and invest in innovation and marketing to accelerate topline growth for a core set of brands. We exited the year with a strong financial position and with a strong balance sheet and cash flow. In addition to delivering these key financial and operational results, our team continued to prioritize the health and safety of our employees, maintain our supply chain and support the needs of our consumers and communities.

As we enter fiscal year 2022, we continue to believe we are well situated to continue to execute against our transformational strategy and deliver long-term sustainable growth to our stockholders. Our portfolio of organic, natural and “better for you” products positions us well, as we believe that our consumers and customers are keenly focused on the health and wellness of their families and loved ones. We have terrific momentum, the right brands in high growth

2	The Hain Celestial Group, Inc. 2021 Proxy Statement

PROXY STATEMENT SUMMARY

categories and an exceptional team to unlock the potential of this company and to continue to execute our transformational strategy.

CORPORATE GOVERNANCE

Corporate Governance Best Practices

We are committed to good corporate governance, which promotes the long-term interests of our stockholders and strengthens our Board and management accountability. Many of our enhanced corporate governance practices reflect feedback from our stockholders and other stakeholders. Highlights of our corporate governance practices include the following:

Corporate Governance Strengths		Board Structure and Composition
✓

Director Attendance at Meetings

Robust attendance requirements for Board and Committee meetings (In fiscal year 2021, each director attended at least 89% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served, with an average attendance rate of 98%)

		✓	Annual Election of Directors All directors stand for election on an annual basis
✓	Annual Board and Committee Self-Evaluations The Board and each of its committees conducts a self-evaluation of its performance on an annual basis	✓	Majority Voting in Uncontested Director Elections All director nominees must receive an affirmative vote of a majority of votes cast in an uncontested election
✓	Periodic Review of Key Governance Documents Annual review of Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics	✓

Director Independence

7 out of 8 director nominees are independent (All directors are independent other than the CEO, and all of the Board’s standing committees are composed solely of independent directors)

✓	Regular Executive Sessions All regularly scheduled Board and committee meetings provide an opportunity for the directors to meet without management present	✓

Independent Board Leadership

Our Board of Directors believes that the separation of the roles of Chairman and Chief Executive Officer is in the best interest of the Company and its stockholders; these roles have been separated since 2018

✓	Stockholder Rights Stockholders can act by written consent and call a special meeting	✓	Board Refreshment Over the past four years, 100% director refreshment, with a focus on skills and experience needed to execute transformational strategy
✓

Robust Compensation Best Practices

Including annual Say on Pay vote, implementation of “double trigger” change-in-control vesting provisions, no excise tax reimbursements for change-in-control payments, strict policy of no pledging or hedging common stock by directors and executive officers, clawback policy for cash and equity incentive compensation, stock ownership guidelines and equity holding period requirements

		✓	Financial Literacy for Audit Committee Two Audit Committee members are “audit committee financial experts” under Securities and Exchange Commission rules
✓	Robust Code of Conduct Provides the foundation for how directors and employees represent the Company	✓	Proxy Access Right for stockholders to nominate directors through proxy access

The Hain Celestial Group, Inc. 2021 Proxy Statement	3

PROXY STATEMENT SUMMARY

COMMITMENT TO GLOBAL SUSTAINABILITY AND CORPORATE CITIZENSHIP

Since the inception of the Company, we have carried out our mission of being a leading marketer, manufacturer and seller of organic and natural, “better-for-you” products. We set out with the belief that our business could be a force for good and we could create and inspire a Healthier Way of Life® for our employees, consumers, customers, stockholders and global communities in which we work and live. As we execute our transformational strategy, we remain committed to growing responsibly while continuing to implement environmentally sound business practices and manufacturing processes.

To assist the Company in maintaining its role as a leader in the health and wellness space as well as giving back to the communities in which we serve, the Corporate Governance and Nominating Committee of our Board oversees the Company’s strategy on global sustainability and corporate citizenship, including evaluating the impact of Company practices on its employees, consumers, customers and other key stakeholders. In furtherance of these objectives, the Corporate Governance and Nominating Committee receives updates on environmental, social and governance (“ESG”) matters on at least a quarterly basis and develops and recommends to the Board – and the Board reviews and approves – policies and procedures relating to the Company’s global ESG and corporate citizenship activities.

The Company has developed a framework to support its Healthier Way of Life® mission, which consists of three core pillars:

1)	Healthier Products – Inspire consumers to create a Healthier Way of Life® through better shopping choices and purpose driven brands

2)	Healthier People – Engage our employees by creating a positive impact in their lives and in the communities in which we work and live

3)	Healthier Planet – Reduce our environmental footprint with a commitment to lessen our impact on resource scarcity and climate change

Our ESG strategy continues to evolve over time and become more integrated across our business. In fiscal year 2021, we continued to improve our ESG efforts and launched a comprehensive review of our program. We completed the first global measurement of our carbon footprint, including our Scope 1, 2 and 3 carbon emissions, standardized our processes for global data collection, formalized our internal governance structure and developed our first set of external facing goals, which are set forth in our 2021 ESG Report, which can be viewed on our website at hain.com/company/ESG. Our ESG report publishes information based on the Standard for the Processed Foods industry under the Sustainability Accounting Standards Board (“SASB”) framework. Our ESG Report and SASB disclosure are not, and shall not be deemed to be, part of this proxy statement or incorporated into any of our other filings made with the Securities and Exchange Commission (“SEC”).

We are excited to have published our 2021 ESG report and share the progress we are making on our global ESG program. We are committed to providing all of our stakeholders with more visibility regarding our progress against our goals and providing ESG updates on an annual basis.

4	The Hain Celestial Group, Inc. 2021 Proxy Statement

PROXY STATEMENT SUMMARY

BOARD COMPOSITION SNAPSHOT

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving these proxy materials?

We have made these proxy materials available to you via the internet or delivered paper copies to you by mail in connection with our 2021 annual meeting of stockholders (the “Annual Meeting”), which will be held online on October 28, 2021. There will be certain items of business that must be voted on by our stockholders at the Annual Meeting, and our Board of Directors (sometimes referred to as the “Board”) is seeking your proxy to vote on these items. This proxy statement contains important information about The Hain Celestial Group, Inc. and the matters that will be voted on at the Annual Meeting. Please read these materials carefully so that you have the information you need to make informed decisions.

What is included in the proxy materials?

The proxy materials consist of the notice of annual meeting of stockholders, this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2021.

What are the items of business for the Annual Meeting?

The items of business for the Annual Meeting are as stated in the notice of annual meeting of stockholders. There are four proposals scheduled for a vote:

•	To elect the eight director nominees specified herein to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	To approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) for the fiscal year ended June 30, 2021, as set forth in this proxy statement;

•	To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2022; and

•	A stockholder proposal to require an independent Board Chair, if the proposal is properly presented at the Annual Meeting.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the Board and Board committees, our corporate governance policies and practices, the compensation of our directors and certain executive officers for fiscal year 2021, audit-related matters, and other required information. This proxy statement also includes other information that we are required to provide to you under SEC rules.

Why did I receive a notice in the mail regarding internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

This year, we are pleased to save costs and help protect the environment by once again using the SEC rule that allows companies to furnish their proxy materials over the internet. As a result, we are mailing to many of our stockholders a

The Hain Celestial Group, Inc. 2021 Proxy Statement	5

PROXY STATEMENT SUMMARY

Notice of Internet Availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the Notice of Internet Availability will have the ability to access the proxy materials over the internet.

For stockholders who have previously requested to receive paper copies of the proxy materials, we are providing paper copies of the proxy materials instead of a Notice of Internet Availability of the proxy materials.

Who is entitled to vote?

You may vote if you owned shares of common stock of the Company as of the close of business on September 7, 2021, the record date for the Annual Meeting. On the record date, there were 96,607,414 shares of common stock outstanding and entitled to vote.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of September 7, 2021.

What is a proxy?

A proxy is your legal designation of another person to vote the stock that you own. The person you designate to vote your shares is also called a proxy.

How can I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If, on September 7, 2021, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record can vote any one of four ways:

•

By Internet Prior to the Annual Meeting: Go to proxyvote.com until 11:59 p.m. Eastern Time on October 27, 2021 to vote using the control number included on your Notice of Internet Availability of the proxy materials or on your proxy card. There will be voting instructions on proxyvote.com.

•

By Telephone Prior to the Annual Meeting: Call 1-800-690-6903 from the United States until 11:59 p.m. Eastern Time on October 27, 2021 to vote using the control number included on your Notice of Internet Availability of the proxy materials or on your proxy card. There will be instructions given by the voice prompts.

•

By Mail Prior to the Annual Meeting: If you received a paper copy of the proxy materials and a proxy card in the mail, you may mark, sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board as described in this proxy statement.

If any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this proxy statement), then the named proxies will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this proxy statement. If you vote via the internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

•

During the Annual Meeting: Even if you plan to attend the Annual Meeting online, we recommend that you vote in advance by proxy as described above. However, you will also be able to vote electronically during the Annual Meeting. For information about how to attend the Annual Meeting online, please see “How do I attend the Annual Meeting?” below.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other Nominee

If, on September 7, 2021, your shares were held in an account at a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name,” and our proxy materials are being made available or forwarded to you by that organization. You may vote by submitting your voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the internet, by telephone or by mail prior to the Annual Meeting, or during the Annual Meeting, as indicated above. Please refer to the information from your broker, bank or other nominee on how to submit voting instructions.

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PROXY STATEMENT SUMMARY

How do I attend the Annual Meeting?

Due to the ongoing COVID-19 pandemic and to ensure the health and safety for our directors, members of management and stockholders, we are hosting a virtual meeting for this year’s Annual Meeting. We believe that holding a virtual meeting again this year is in the best interest of the Company and all of its stakeholders and will allow for stockholder participation during these unprecedented times.

The virtual Annual Meeting will be a live audio webcast, and stockholders will be able to participate in the meeting online and submit questions during the meeting by visiting virtualshareholdermeeting.com/HAIN2021. You will also be able to vote your shares electronically at the Annual Meeting.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.

The meeting webcast will begin promptly at 4:00 p.m., Eastern Time, on Thursday, October 28, 2021. Online access will begin at 3:45 p.m., Eastern Time, and we encourage you to access the meeting prior to the start time.

Will I be able to participate in the virtual meeting on the same basis as I would be able to participate in a live meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all of our stockholders from any place in the world at little to no cost. We believe that holding the Annual Meeting online will help support the health and well-being of our stockholders and other participants at the Annual Meeting as we navigate the public health impact of the COVID-19 pandemic.

We designed the format of the virtual meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access and participation through the virtual meeting portal available at virtualshareholdermeeting.com/HAIN2021. During the Annual Meeting, we will answer questions submitted in accordance with the meeting rules of conduct, subject to time constraints. The meeting rules of conduct will be available on the virtual meeting portal. Questions are limited to one per stockholder unless time otherwise permits. If we receive substantially similar questions, we will group such questions together. Questions regarding personal matters or matters not relevant to meeting matters or our business or operations will not be answered.

Under our Amended and Restated By-Laws, stockholders who vote at the Annual Meeting will be deemed to be present in person and their votes will be deemed to have been cast in person.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

Should you require technical assistance, please call the technical support number displayed on the meeting webpage. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, including information on when the meeting will be reconvened.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

	Proposal	Vote

No. 1	Election of the eight director nominees named in this proxy statement, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified	FOR all nominees

No. 2	Advisory vote to approve NEO compensation for the fiscal year ended June 30, 2021, as set forth in this proxy statement	FOR

No. 3	Ratification of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2022	FOR

No. 4	Stockholder proposal to require an independent Board Chair	AGAINST

The Company does not expect that any matters other than those described in the notice of annual meeting of stockholders to be brought before the Annual Meeting. The persons appointed as proxies will vote in their discretion on any other

The Hain Celestial Group, Inc. 2021 Proxy Statement	7

PROXY STATEMENT SUMMARY

matters that may properly come before the Annual Meeting or any postponement or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

Who is paying for this proxy solicitation?

The Company will bear the cost of soliciting proxies. We expect that the solicitation of proxies will be primarily by mail. Proxies may also be solicited by our officers and employees, at no additional cost to us, in person, by telephone or by other means of communication. We have retained the proxy solicitation firm of MacKenzie Partners, Inc. to assist us in the distribution and solicitation of proxies, and we intend to pay a fee of approximately $14,000, plus reasonable expenses, for these services. We may reimburse custodians, nominees and fiduciaries holding our common stock for their reasonable expenses in sending proxy materials to beneficial owners and obtaining their proxy.

How do I revoke my proxy?

If, on September 7, 2021, you are a stockholder of record, you may revoke your proxy if we receive your revocation at any time before the final vote at the Annual Meeting. You may revoke your proxy by sending a written notice stating that you are revoking your proxy before it is voted at the Annual Meeting to the Corporate Secretary at The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, New York 11042, or by attending the Annual Meeting and voting.

If, on September 7, 2021, you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, your ability to revoke your proxy depends on the voting procedures of the broker, bank or other nominee. Please follow the directions provided to you by your broker, bank or other nominee.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.

How are broker non-votes and abstentions counted?

A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Broker non-votes on a proposal are not counted or deemed present or represented and entitled to vote for determining whether stockholders have approved that proposal. Therefore, broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Under the rules that govern brokers who are voting with respect to shares held in “street name” and are not instructed by their client how to vote, brokers only have the discretion to vote those shares on routine matters, but not on non-routine matters. Routine matters include ratification of registered independent accountants. Non-routine matters include the election of directors, the advisory vote regarding compensation paid to our named executive officers and the stockholder proposal to require an independent Board Chair. If you are a beneficial owner and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on Proposal Nos. 1, 2 and 4 and will only have discretion to vote on Proposal No. 3, the ratification of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2022.

How many votes are needed to approve each proposal?

With respect to Proposal No. 1, each director must receive a “For” vote from the majority of votes cast either in person or by proxy. Pursuant to our Amended and Restated By-Laws, this means that, in order to be elected, the number of votes “For” a director must exceed the number of votes cast “Against” that director. With respect to Proposal No. 1, shares voting “abstain” and broker non-votes have no effect.

To be approved, Proposal Nos. 2, 3 and 4 must receive a “For” vote from the majority of votes cast either in person or by proxy and entitled to vote on such matter. With respect to Proposal Nos. 2 and 4, shares voting “abstain” and broker non-votes have no effect. With respect to Proposal No. 3, shares voting “abstain” have no effect, and there will be no broker non-votes as brokers have discretionary voting power to vote on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will exist if at least a majority of the outstanding shares entitled to vote at the Annual Meeting are present in person or represented by proxy. On the record date,

8	The Hain Celestial Group, Inc. 2021 Proxy Statement

PROXY STATEMENT SUMMARY

there were 96,607,414 shares outstanding and entitled to vote at the Annual Meeting. Thus, 48,303,708 shares must be represented in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chair of the Annual Meeting or holders of a majority of the shares present in person or by proxy at the Annual Meeting may adjourn or postpone the Annual Meeting to another time or date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website or contacting our Investor Relations Department by calling (516) 587-5000 or toll free at (877) 612-4246, by writing to the Investor Relations Department, The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, New York 11042 or by sending an email to investorrelations@hain.com.

The Hain Celestial Group, Inc. 2021 Proxy Statement	9

PROPOSAL NO. 1 ELECTION OF DIRECTORS

General

Our Board of Directors is currently composed of eight members, all of whom will stand for re-election at the Annual Meeting. It is proposed that the nominees standing for election be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

The Board has nominated, and the proxies will vote to elect, unless otherwise directed, the following individuals as members of the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified: Richard A. Beck, Dr. Celeste A. Clark, Dean Hollis, Shervin J. Korangy, Mark L. Schiller, Michael B. Sims, Glenn W. Welling and Dawn M. Zier. Each nominee has consented to be nominated and to serve, if elected.

✓	The Board of Directors unanimously recommends that you vote “FOR” the election of each of the nominees.

10	The Hain Celestial Group, Inc. 2021 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

The Director Nominees for Election at the Annual Meeting

Richard A. Beck, Director

Age: 63 Director Since: 2019	Hain Board Committees: • Audit • Corporate Governance and Nominating

Richard A. Beck has been a director since October 2019. Mr. Beck is the founder of Biltmoore Consulting, a consulting firm that advises clients in operations, supply chain optimization, logistics and general management. Prior to founding Biltmoore Consulting in 2016, Mr. Beck served as Senior Vice President, Global Operations of PepsiCo, Inc., one of the world’s leading food and beverage companies, from February 2011 to April 2016. In this role, Mr. Beck established the company’s global operations function and led various successful initiatives that improved productivity, drove automation, technology and global systems and improved environmental, health and safety metrics. Prior to this, Mr. Beck had served in other roles of increasing responsibility for PepsiCo from 1993 to 2011, including President/SVP of Gatorade, SVP, PepsiCo Chicago and SVP, Operations for Frito-Lay. In these roles, Mr. Beck oversaw the manufacturing and distribution of some of PepsiCo’s key brands and led various productivity, environmental and sustainability initiatives. Prior to joining PepsiCo, Mr. Beck served in positions of increasing responsibility at General Electric from 1981 to 1993. Since 2019, Mr. Beck has served on the board of directors of FleetPride, Inc., a privately held company and leading supplier of parts and maintenance to the commercial trucking industry. In 2021, Mr. Beck joined the board of directors of Truvant, a privately held company and leading contractor of packaging and services to the retail industry. Since 2017, he has served on the Executive Council for American Securities LLC, a leading U.S. private equity firm.

Key Attributes, Experience and Skills:

Mr. Beck brings extensive experience in the food and beverage industry. Through his various roles throughout his career, Mr. Beck has developed significant expertise in management, logistics and supply chain optimization, which make him a valuable contributor to the Board. Mr. Beck’s background is also critical as he helps oversee and support the Company’s global sustainability and corporate citizenship initiatives as part of his membership on the Corporate Governance and Nominating Committee.

Celeste A. Clark, Ph.D., Director

Age: 68 Director Since: 2017	Hain Board Committees: • Compensation • Corporate Governance and Nominating

Other Current Public Company Boards:

•  Prestige Consumer Healthcare Inc.

•  Wells Fargo & Company

Former Public Company Boards in Past Five Years:

•  AdvancePierre Foods Holdings, Inc.

•  Mead Johnson Nutrition Company

•  Omega Protein Corporation

Celeste A. Clark, Ph.D. has been a director since September 2017. Dr. Clark has been the principal of Abraham Clark Consulting, LLC, a consulting firm, since November 2011 and consults on nutrition and health policy, regulatory affairs and leadership development. Dr. Clark is also an adjunct professor in the Department of Food Science and Human Nutrition at Michigan State University, where she has served in such position since January 2012. She previously served as Senior Vice President, Global Policy and External Affairs of Kellogg Company, a food manufacturing company, and was the Chief Sustainability Officer until she retired in 2011. She was a member of the Global Executive Management Team and had an accomplished career spanning nearly 35 years in the food industry. At Kellogg Company, she was responsible for the development and implementation of health, nutrition and regulatory science initiatives globally to ensure consistency in approach and implementation. In addition, she also led global corporate communications, public affairs, philanthropy and several administrative functions. Dr. Clark has served on the board of directors of Wells Fargo & Company since January 2018 and the board of directors of Prestige Consumer Healthcare Inc. since February 2021. She has served on the boards of several other public and privately held companies including Mead Johnson Nutrition Company, a pediatric nutrition company, beginning in 2011 until being acquired by Reckitt Benckiser plc in 2017; Diamond Foods, Inc., a leading branded snacks supplier, beginning in 2014 until being acquired by Snyder’s-Lance, Inc. in 2016; AdvancePierre Foods Holdings, Inc., a producer and distributor of ready-to-eat sandwiches, beginning in 2016 until being acquired by Tyson Foods, Inc. in 2017; and Omega Protein Corporation, a manufacturer of fish meal and fish oils, until being acquired by Cooke Inc. in 2017. Dr. Clark also serves as a trustee of the W.K. Kellogg Foundation.

Key Attributes, Experience and Skills:

Dr. Clark brings significant industry experience in various nutrition, consumer products, public policy, risk management and governance matters to our Board. She also brings extensive experience on ESG and sustainability matters to the Board and serves as a key resource for our Sustainability Department. Dr. Clark has served on a number of public company boards, which have provided her with a broad understanding of the governance, operational, financial and strategic issues facing public companies.

The Hain Celestial Group, Inc. 2021 Proxy Statement	11

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Dean Hollis, Director and Chair of the Board

Age: 61 Director Since: 2017	Hain Board Committees: • Corporate Governance and Nominating • Strategy	Other Current Public Company Boards: • SunOpta Inc. Former Public Company Boards in Past Five Years: • AdvancePierre Foods Holdings, Inc.

Dean Hollis has been a director since September 2017 and has been Chair of the Board since December 2018. He is a senior advisor for Oaktree Capital, a $100 billion worldwide private equity firm. Prior to 2008, Mr. Hollis was President and Chief Operating Officer, ConAgra Foods, Consumer Foods and International. In that role, Mr. Hollis developed and executed a worldwide business transformation strategy, while overseeing the largest part of the ConAgra Foods portfolio, including its $12 billion consumer and customer branded businesses, consisting of over 40 global brands in 110 countries. During his 21 years with ConAgra Foods, he held many executive level positions, including: Executive Vice President, Retail Products; President, Grocery Foods; President, Frozen Foods; President, Specialty Foods; and President, Gilardi Foods. Since October 2016, he has been a director and chair of the board of SunOpta Inc., a worldwide leader in healthy foods, specializing in non-GMO and organic products. From 2008 until its 2017 sale to Tyson Foods, Mr. Hollis served as chair of the board of AdvancePierre Foods Holdings, Inc., a producer and distributor of ready-to-eat sandwiches. Until its sale to Snyder’s-Lance Inc. in early 2016, he also served on the board of Diamond Foods, Inc., a leading branded snacks supplier. Also, until its sale to Pinnacle Foods Inc. in January of 2016, Mr. Hollis served as chair of the board of directors of Boulder Brands, Inc., a leader and innovator in health and wellness foods. Until October 2015, he also served on the board of Landec Corporation, a developer and marketer of patented polymer products for food, agriculture and licensed partner applications.

Key Attributes, Experience and Skills:

As a result of the various positions he has held in the food industry, Mr. Hollis brings relevant operational experience to our Board. In addition, he has served on a number of public company boards, which have provided him with a broad understanding of the operational, financial and strategic issues facing public companies.

Shervin J. Korangy, Director

Age: 46 Director Since: 2017	Hain Board Committees: • Audit • Strategy (Chair)	Other Current Public Company Boards: • Motus GI Holdings, Inc.

Shervin J. Korangy has been a director since September 2017. Since May 2019, he has served as the President and Chief Executive Officer of BVI Medical, Inc., a Texas Pacific Group portfolio company that is a global developer, manufacturer and marketer of specialty products for ophthalmic surgery. Prior to being named President and Chief Executive Officer of BVI Medical, Mr. Korangy served as its Chief Financial Officer and Head of Strategy from April 2017 to May 2019. Prior to joining BVI Medical, Mr. Korangy served as a senior executive of Novartis Group AG, a diversified healthcare products company, from 2010 until March 2017. During his almost seven years at Novartis, he served in various international capacities spanning strategy, M&A, integrations, sales & marketing and general management including serving as the Global Head of Corporate Finance based in Switzerland. In 2011, Mr. Korangy co-founded Sight Sciences, Inc., a medical device company. Previously, he was a Managing Director at The Blackstone Group, an investment firm, which he joined in 1996. During his more than 14 years at Blackstone, he served both as an advisor in the Restructuring & Reorganization business and as an investor in the Private Equity business. Mr. Korangy has served on the board of directors of BVI Medical, a privately held company, since May 2019 and the board of directors of Motus GI Holdings, Inc., a manufacturer and marketer of medical device products for the gastroenterology field, since April 2017. Mr. Korangy’s previous corporate board experience includes having served as a director of Pelican Rouge Group, a consumer coffee manufacturer and distributor, from 2014 to 2017, Pinnacle Foods Inc., a manufacturer, marketer and distributor of high-quality branded food products, from 2007 to 2009, Bayview Financial, a mortgage finance company, from 2008 to 2009, Ultra Music, a worldwide music media entity, from 2005 to 2010, and as a board observer for Graham Packaging, a leading designer and manufacturer of custom blow-molded plastic containers for consumer products. Mr. Korangy has also served on the Wharton Leadership Advisory Board, established by the Center for Leadership and Change Management at The Wharton School of the University of Pennsylvania, since January 2019.

Key Attributes, Experience and Skills:

Mr. Korangy’s position as the President and Chief Executive Officer at a global company, together with his significant financial and consumer packaged goods business experience, makes him a valuable addition to our Board of Directors. In addition to his strong financial expertise, the Company values his competencies in strategy, mergers and acquisitions, integration and general management.

12	The Hain Celestial Group, Inc. 2021 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Mark L. Schiller, President and Chief Executive Officer and Director

Age: 59 Director Since: 2018	Other Current Public Company Boards: • Kontoor Brands, Inc.

Mark L. Schiller has been our President and Chief Executive Officer since November 2018, and has been a director since December 2018. Prior to joining the Company, Mr. Schiller served as the Executive Vice President and Chief Commercial Officer for Pinnacle Foods Inc. from May 2017 to October 2018. In this role, Mr. Schiller led Pinnacle’s Grocery and Frozen segments and key commercial functions utilized across the entire organization, including sales, marketing strategy, innovation, product development, package design, commercialization, productivity, consumer insights and shopper marketing. Before he served as the Executive Vice President and Chief Commercial Officer, Mr. Schiller had served in other roles of increasing responsibility for Pinnacle including, from January 2015 to May 2017, he served as Executive Vice President and President North America Retail; from May 2013 to January 2015, he served as Executive Vice President and President Birds Eye Frozen Division; and from June 2010 to May 2013, he served as Executive Vice President and President Duncan Hines Grocery Division. Prior to joining Pinnacle, Mr. Schiller was employed by PepsiCo, Inc. from March 2002 to April 2010, where he served as the Senior Vice President of Frito Lay New Ventures, President of Quaker Foods and Snacks North America, and Senior Vice President and General Manager of Frito Lay Convenience Foods Division. From 1998 to 2002, Mr. Schiller was Chief Operating Officer and Co-President of Tutor Time Learning Systems, Inc., and, from 1996 to 1998, he served as president of Valley Recreation Products, Inc. Mr. Schiller began his career at the Quaker Oats Company in 1985 and served in various marketing, sales and supply chain roles. Since May 2021, Mr. Schiller has served as a member of the board of directors of Kontoor Brands, Inc., a global lifestyle apparel company.

Key Attributes, Experience and Skills:

Mr. Schiller brings significant experience in the consumer packaged goods industry to the Board given his tenure in the industry. Through his various roles throughout his career, he has developed extensive management leadership experience as well as strong competencies in sales, marketing strategy, innovation, product development, package design, commercialization, productivity, consumer insights and shopper marketing.

Michael B. Sims, Director

Age: 62 Director Since: 2019	Hain Board Committees: • Audit (Chair) • Compensation

Michael B. Sims has been a director since October 2019. Mr. Sims currently serves as Executive Vice President and Chief Financial Officer of Trugreen, a residential and commercial lawn care company. In this role, Mr. Sims is responsible for driving sustainable revenue and EBITDA growth through leadership of finance and supply chain management. Prior to joining Trugreen in February 2019, Mr. Sims served as Senior Vice President, Chief Financial Officer and Treasurer of AdvancePierre Foods Holdings, Inc., a producer and distributor of ready-to-eat sandwiches, from 2012 until its acquisition by Tyson Foods, Inc., in 2017. In this role, Mr. Sims was responsible for the company’s growth-driven, margin-expansion strategy. Prior to joining AdvancePierre Foods, Mr. Sims served in roles of increasing responsibility at Chiquita Brands International Inc., a leading international marketer and distributor of bananas, pineapples and packaged salads, from 1988 to 2012, most recently serving as the company’s Senior Vice President and Chief Financial Officer from 2009 to 2012, and developed expertise in global financial operations, planning and analysis, investor relations and capital markets. Prior to that, Mr. Sims held various positions with Arthur Young & Company (n/k/a Ernst & Young LLP).

Key Attributes, Experience and Skills:

Mr. Sims brings a broad understanding of the food industry and significant financial expertise to the Board, including through his experience as CFO of multiple consumer facing businesses. The Board also values Mr. Sims’ significant transactional experience, including with respect to acquisitions and divestitures.

The Hain Celestial Group, Inc. 2021 Proxy Statement	13

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Glenn W. Welling, Director

Age: 51 Director Since: 2017	Hain Board Committees: • Compensation (Chair) • Strategy	Other Current Public Company Boards: • SilverBox Engaged Merger Corp I Former Public Company Boards in Past Five Years: • Jamba, Inc. • Medifast, Inc. • TiVo Corporation

Glenn W. Welling has been a director since September 2017. Mr. Welling has been the founder and Chief Investment Officer of Engaged Capital, LLC since its founding in 2012. Prior to founding Engaged Capital, Mr. Welling was a Principal and Managing Director at Relational Investors, LLC, an investment fund, which he joined in July 2008, where he was responsible for managing the fund’s consumer, healthcare and utility investments. From February 2002 to May 2008, Mr. Welling was a Managing Director of Credit Suisse Group AG, an investment bank, where he also served as the Head of the Investment Banking Department’s Advisory Business. Since February 2021, Mr. Welling has served as a member of the board of directors of SilverBox Engaged Merger Corp I, a blank check company. From May 2015 to June 2020, Mr. Welling served as a member of the board of directors of TiVo Corporation, a provider of digital entertainment technology solutions. Mr. Welling served as a member of the board of directors of Jamba, Inc., a leading restaurant retailer of better-for-you food and beverage offerings, from January 2015 to September 2018. From 2015 to 2018, Mr. Welling served on the board of directors of Medifast, Inc., a manufacturer of medically based, proprietary healthy living and meal replacement products.

Key Attributes, Experience and Skills:

Mr. Welling brings significant finance, investment and consumer products experience to the Board, which makes him a valuable contributor. In addition, he has served on a number of public boards, which has provided him with a broad understanding of the operational, financial and strategic issues facing public companies.

Dawn M. Zier, Director

Age: 56 Director Since: 2017	Hain Board Committees: • Corporate Governance and Nominating (Chair) • Strategy

Other Current Public Company Boards:

•  Prestige Consumer Healthcare Inc.

•  Purple Innovation, Inc.

•  Spirit Airlines, Inc.

Former Public Company Boards in Past Five Years:

•  Nutrisystem, Inc.

•  Tivity Health, Inc.

Dawn M. Zier has been a director since September 2017. Since February 2020, Ms. Zier has been the principal of Aurora Business Consulting, LLC, and advises public and private companies on business transformation, digital/marketing acceleration, and high-performance teams. Ms. Zier was formerly the President and CEO and a member of the board of directors of Nutrisystem, Inc., a leading provider of weight loss solutions and services, from November 2012 until its March 2019 acquisition by Tivity Health, Inc. Ms. Zier then continued with Tivity Health, a leading provider of nutrition, fitness, and social engagement solutions, serving as President/COO and a member of its board of directors, to help with the integration efforts through December 2019. From April 2011 until November 2012, Ms. Zier served as the President of International at Reader’s Digest Association, Inc., a global media and direct marketing company. In February 2013, RDA Holding Co., the holding company and parent of Reader’s Digest Association, filed voluntary petitions for reorganization relief pursuant to Chapter 11 of the United States Bankruptcy Code. Ms. Zier has served on the boards of directors of Spirit Airlines, Inc. since June 2015, Prestige Consumer Healthcare Inc. since May 2020, and Purple Innovation, Inc. since November 2020. Over the years, she has also previously served on boards and chaired committees for multiple marketing and media entities, including the Data and Marketing Association’s (DMA) board from 2008 to 2015, where she was a voting director and on the executive committee.

Key Attributes, Experience and Skills:

Ms. Zier is qualified to serve on our Board based on her extensive management leadership experience, which has provided her with significant knowledge of sound corporate governance practices, as well as her international experience and financial acumen. In addition, she has significant consumer product and marketing experience, including digital and e-commerce, as well as food industry expertise, which make her a valuable contributor to the Board.

14	The Hain Celestial Group, Inc. 2021 Proxy Statement

BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

The Board of Directors

On an annual basis, the stockholders of the Company elect the Board of Directors, whose primary responsibility is to foster the long-term health, overall success and financial condition of the Company, consistent with its fiduciary duty to our stockholders. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board oversees the members of senior management, who are charged by the Board with conducting the business of the Company. In addition, the Board has responsibility for establishing broad corporate policies and overseeing our strategy.

Director Independence

Seven of our eight director nominees, consisting of Richard A. Beck, Celeste A. Clark, Dean Hollis, Shervin J. Korangy, Michael B. Sims, Glenn W. Welling and Dawn M. Zier, are “independent directors” as defined in the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). Mark L. Schiller was determined not to be independent because he is our President and CEO.

Board Meetings and Attendance

The Board typically holds regular meetings at least once every quarter and holds special meetings when necessary. During the 2021 fiscal year, the Board held fifteen meetings. We expect directors to attend Board meetings, each annual meeting of stockholders and meetings of the committees on which they serve. All directors standing for re-election who served during fiscal year 2021 attended at least 89% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which each such director served during the fiscal year, with an average attendance rate of 98%. All of the directors standing for re-election who were also nominated for election at our last annual meeting of stockholders held on November 24, 2020 attended such annual meeting.

In addition to formal Board meetings, management holds monthly update conference calls for the benefit of the Board. While these regularly scheduled monthly update calls are not conducted as formal Board meetings, they allow the Board and management to remain in frequent contact regarding our financial performance, operations, the COVID-19 pandemic, and other important matters and initiatives.

Board Leadership Structure

The Board believes that decisions regarding its leadership structure and the allocation of oversight responsibility are of paramount importance to the Board’s effectiveness. As outlined in the Company’s Corporate Governance Guidelines, our Board of Directors believes that the separation of the roles of Chairman and Chief Executive Officer is best practice; however, the Board believes that stockholders are best served if the Board retains flexibility to decide what leadership structure works best for the Company, taking into consideration the Board’s business judgment and the contemporaneous facts and circumstances. Since December 2018, we have separated the roles of Chairman and Chief Executive Officer, and the Company has had and continues to have an independent Chair of the Board who is appointed annually by the independent members of the Board. Dean Hollis, an independent member of the Board, was appointed as Chair of the Board in December 2018 and continues to serve in that role.

The key responsibilities of the Chair include:

•	Calling meetings of the Board and independent directors;

•	Setting the agenda for Board meetings in consultation with other directors, the CEO and the Corporate Secretary;

•	Chairing meetings of the Board and executive sessions of the independent directors;

•	Engaging with stockholders;

•	Performing the other responsibilities as requested by the Board; and

•	Establishing and maintaining Board culture and fostering collegial discussion among all of the directors.

The Hain Celestial Group, Inc. 2021 Proxy Statement	15

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our CEO has primary responsibility for the operational leadership and strategic direction of the Company, while the Chair of the Board facilitates the Board’s independent oversight of management, promotes communication between management and the Board, engages with stockholders and leads the Board’s consideration of key governance matters. The Board believes its current leadership structure is appropriate at this time because it effectively allocates authority, responsibility and oversight between management and the independent members of the Board.

Executive Sessions

Independent directors meet in executive session at regularly scheduled meetings of the Board of Directors without any members of management present. Mr. Hollis, as Chair of the Board, presides over meetings of independent directors.

Director Elections

All directors stand for election annually and are elected by a majority of the votes cast in the case of an uncontested election. Voting is not cumulative.

Director Nomination Process and Stockholder Nominations

Taking into account the recommendations of the Corporate Governance and Nominating Committee, the Board reviews Board composition and considers new director candidates as necessary throughout the fiscal year.

When considering potential director nominees, the Corporate Governance and Nominating Committee reviews desired experience, skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. In addition to these minimum requirements, the Corporate Governance and Nominating Committee evaluates director candidates based on a number of qualifications, including displayed ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. Although we do not have a formal policy regarding Board diversity, the Corporate Governance and Nominating Committee seeks to include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. Consistent with past practices, the Board is committed to a strong and diverse membership and to a thorough process to identify those individuals who can best contribute to the Company’s continued success.

The Board of Directors and the Corporate Governance and Nominating Committee begin the process of identifying and evaluating director nominees by seeking recommendations from a wide variety of contacts, including current executive officers and directors, and industry, academic and community leaders. The Board or the Corporate Governance and Nominating Committee may retain a search firm to identify and screen candidates, conduct background checks, prepare biographies for review by the Corporate Governance and Nominating Committee and the Board and assist in scheduling interviews. The Corporate Governance and Nominating Committee and one or more of our other directors interview candidates.

The Corporate Governance and Nominating Committee’s charter provides that the Committee shall consider written proposals for director nominees from stockholders in accordance with our Corporate Governance Guidelines and our Amended and Restated By-Laws. The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders, and a stockholder wishing to submit a recommendation should send a letter to our Corporate Secretary at The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, NY 11042. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation” and, in order to be considered for the 2022 annual meeting of stockholders, must be received by us no later than May 20, 2022. The letter must identify the author as a stockholder, demonstrate evidence of ownership, provide a complete listing of the candidate’s qualifications to serve on the Board, the candidate’s current principal occupation, most recent five-year employment history, current directorships and a statement that the proposed nominee has consented to the nomination, as well as contact information for both the candidate and the author of the letter.

In addition, our Amended and Restated By-Laws permit stockholders who satisfy certain ownership, notice and informational requirements to submit director nominations for inclusion in the Company’s proxy statement. For more information regarding this process, stockholders should consult our Amended and Restated By-Laws as well as “Stockholder Proposals and Other Communications” below.

16	The Hain Celestial Group, Inc. 2021 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Diversity and Inclusion

Diversity and Inclusion remain key priorities for the Board and the Company. Under the leadership of our Corporate Governance and Nominating Committee, which has been tasked more broadly with formal review of the Company’s Human Capital Management program, including its Diversity and Inclusion initiatives, the Board is focused on recruiting and retaining a diverse management team and ensuring that diverse skills, backgrounds, attributes and experiences are reflected on the Board. This diversity enables the Board to provide meaningful oversight for key strategies and risks and enhances the Board’s ability to bring different insights and experiences to its decision making. It is also reflective of the Company’s consumer base and employee workforce that the Board endeavors to support. Of the eight director nominees, two are female, one of whom is racially diverse, and one is ethnically diverse.

We believe that the focus on diversity and inclusion positions the Company to deliver successful consumer innovation and meet the changing demands of consumers more holistically. During fiscal year 2020, the Board assisted the Company in recruiting and retaining a diverse management team, with the addition of three diverse recent hires to the Company’s senior management team. Of the non-administrative senior leaders that report to the CEO, 36% are female or ethnically diverse.

During fiscal year 2021, the Corporate Governance and Nominating Committee received regular updates from the Company on its diversity and inclusion initiatives, including the Company’s establishment of a Diversity and Inclusion Council. The Corporate Governance and Nominating Committee receives updates on Human Capital Management at every regularly scheduled meeting and intends to keep this as a standing agenda item in fiscal year 2022.

Director Skills, Experience and Qualifications

We seek directors with collective skills and experience to successfully guide the Company and oversee our long-term strategy. Our Corporate Governance and Nominating Committee is committed to identifying directors for nomination with the highest ethical values and integrity, mature judgment, unbiased perspective and the deep expertise necessary to achieve the long-term objectives of stockholders and provide the proper oversight and counsel to the Company. As part of this process and in consultation with the Board, the Corporate Governance and Nominating Committee has identified the following skills and experience it believes are necessary for the Board to fulfill its current and future obligations and support the Company’s unique long-term strategy.

Name
	Executive Leadership Experience	Public Company Board	Industry Experience	International	Operational Experience	Financial and Accounting Expertise	Risk and Crisis Management	Marketing/ E-Commerce	M&A Experience	Human Capital/ Culture Management	Sustainability/ ESG

Richard A. Beck	✓		✓	✓			✓				✓

Celeste A. Clark	✓	✓	✓	✓			✓		✓	✓

Dean Hollis	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓

Shervin J. Korangy	✓	✓		✓	✓	✓	✓	✓

Mark L. Schiller			✓	✓	✓	✓	✓	✓	✓	✓	✓

Michael B. Sims	✓		✓	✓	✓		✓		✓

Glenn W. Welling	✓		✓	✓		✓	✓		✓	✓	✓

Dawn M. Zier	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓

✓	=	director possesses the skill / experience / expertise

	=	area for which the Board particularly draws upon the director’s deep expertise

The Hain Celestial Group, Inc. 2021 Proxy Statement	17

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Committees of the Board

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Strategy Committee. All members of each of the standing committees are independent directors, as defined in the applicable listing rules for companies listed on Nasdaq. The Board of Directors has adopted a written charter for each committee, current copies of which are available on our website at hain.com under Investor Relations – Corporate Governance.

While the Chairperson and directors on each committee are accountable for carrying out the responsibilities for each committee, all directors are invited to attend the regularly scheduled committee meetings, at least on a quarterly basis.

The Audit Committee

The Audit Committee’s primary purpose is to assist the Board’s oversight of (1) the integrity of the Company’s financial statements, (2) the independent auditor’s qualifications, independence and performance and (3) the performance of the Company’s internal controls and procedures. In fulfilling its purpose, the Committee’s principal duties include appointing, retaining and terminating our independent auditor, overseeing the work of and evaluating the independence of the independent auditor, reviewing with the independent auditor their reports as well as oversight responsibilities with respect to our financial statements, disclosure practices, accounting policies and procedures.

Our Audit Committee is composed of Richard A. Beck, Shervin J. Korangy and Michael B. Sims, with Mr. Sims acting as chair. The Board has determined that each member of the Audit Committee (1) is “independent” as defined by applicable SEC rules and the listing rules of Nasdaq applicable to Board and committee service, (2) has not participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years and (3) is able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, the Board has determined that each of Messrs. Korangy and Sims is an “audit committee financial expert” as defined by applicable SEC rules. Audit Committee members are not permitted to serve on the audit committees of more than two other public companies. During fiscal year 2021, the Audit Committee held eight meetings. See “Report of the Audit Committee.”

The Compensation Committee

The Compensation Committee reviews and approves all compensation arrangements for our CEO and our other executive officers, including employment agreements, base salaries, annual and long-term incentive arrangements, the form and amount of equity awards, and severance and change-in-control arrangements. The Compensation Committee’s duties include reviewing our compensation strategy on an annual basis to ensure that such strategy supports our objectives and stockholder interests and that executive officers are rewarded in a manner consistent with such strategy.

Our Compensation Committee is composed of Celeste A. Clark, Michael B. Sims and Glenn W. Welling, with Mr. Welling acting as chair. The Board has determined that each member of the Compensation Committee is “independent” as defined by the listing rules of Nasdaq applicable to Board and committee service. During fiscal year 2021, the Compensation Committee held six meetings.

Our Compensation Committee is authorized to engage an independent compensation consultant with respect to executive and director compensation matters. For fiscal year 2021, the Compensation Committee engaged ClearBridge Compensation Group, LLC (“ClearBridge”) as its independent compensation consultant. The Compensation Committee has assessed the independence of ClearBridge pursuant to the applicable Nasdaq rules and determined that its engagement does not raise any conflict of interest.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s duties require the committee to, among other things, (1) identify individuals qualified to serve on the Board and to recommend that the Board select director nominees to be considered for election at our next annual meeting of stockholders or to be appointed by the Board to fill an existing or newly created vacancy on the Board, (2) identify members of the Board to serve on each Board committee and to serve as chair thereof and recommend each such member and chair to the Board, (3) develop and revise, as appropriate, our Corporate Governance Guidelines and recommend such guidelines or the revision of such guidelines to the Board, (4) oversee our strategy on global ESG and corporate citizenship, including evaluating the impact of our practices on communities and individuals, (5) oversee the evaluation by the

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of itself and its committees, (6) review and assess the management succession plan for the CEO and the leadership team, and (7) review the Company’s Human Capital Management program, including its Diversity and Inclusion initiatives.

Our Corporate Governance and Nominating Committee is composed of Richard A. Beck, Celeste A. Clark, Dean Hollis and Dawn M. Zier, with Ms. Zier acting as chair. The Board has determined that each member of the Corporate Governance and Nominating Committee is “independent” as defined in the listing rules of Nasdaq applicable to Board and committee service. During fiscal year 2021, the Corporate Governance and Nominating Committee held seven meetings.

The Strategy Committee

The purpose of the Strategy Committee is to (1) continuously evaluate various strategic alternatives for the Company and its portfolio of brands and make recommendations to the Board of Directors regarding such alternatives and (2) provide input to the Company’s management in their development of the Company’s long-term corporate strategy.

Our Strategy Committee is composed of Dean Hollis, Shervin J. Korangy, Glenn W. Welling and Dawn M. Zier, with Mr. Korangy acting as chair. The Strategy Committee meets at least quarterly on a formal basis and generally meets weekly by conference call to discuss informal updates on the Company’s strategy and potential strategic transactions. During fiscal year 2021, the Strategy Committee held five formal meetings.

Committee Composition

The members and chairs of the committees as of the date of this proxy statement are summarized in the table below:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Strategy Committee

Richard A. Beck	Member	—	Member	—

Celeste A. Clark	—	Member	Member	—

Dean Hollis	—	—	Member	Member

Shervin J. Korangy	Member	—	—	Chair

Michael B. Sims	Chair	Member	—	—

Glenn W. Welling	—	Chair	—	Member

Dawn M. Zier	—	—	Chair	Member

The Hain Celestial Group, Inc. 2021 Proxy Statement	19

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Role in Risk Oversight

The Board, its respective committees and management share in the responsibility of proving oversight over the Company’s operations and day to day business. A summary of the allocation of the risk oversight functions among the Board is as follows:

The Board of Directors

The Board’s role is to engage in informed oversight of, and provide direction with respect to, risk management. In its oversight role regarding risk management, the Board focuses on understanding the nature of our enterprise risks, including:

1.  Risks to global operations

2.  Overall financial risks

3.  Information and cyber security

4.  Strategic direction

The Board receives regular updates regarding the Company’s progress against its annual operating plan and reviews quarterly updates regarding the related risks and opportunities. The Board maintains control over significant transactions and decisions that require Board approval for certain corporate actions (including material acquisitions, divestitures and other material uses of the Company’s capital).

Committees of The Board of Directors

The Board has delegated certain risk management oversight responsibilities to the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee:

The Audit Committee

•  Oversees major financial risk exposures and the steps management has taken to monitor and control those exposures

•  Oversees financial reporting processes and internal controls

•  Oversees the Company’s compliance with information technology-related internal controls

•  Oversees the Company’s response to major litigation and other legal contingencies

•  Regularly reviews compliance matters and monitors compliance with the Code of Conduct

•  Oversees review of other enterprise risks as delegated by the full Board, which is ultimately responsible for the oversight of the enterprise risk management process

The Compensation Committee

•  Oversees risks relating to the Company’s compensation programs and policies

•  Engages an independent consultant to assist in reviewing compensation related risks to ensure that the Company’s compensation programs and policies are not likely to lead to excessive risk taking that could have a material adverse effect on the Company

•  Reviews third-party benchmarking to inform compensation related decision making

•  Reviews Company policies with respect to certain employee benefits

The Corporate Governance
and Nominating Committee

•  Oversees risks relating to corporate governance and reviews the Company’s Corporate Governance Guidelines and their implementation

•  Oversees Board composition and assesses the need for succession planning

•  Oversees the succession planning for the executive leadership team

•  Oversees the Company’s Human Capital Management program, including issues relating to Diversity and Inclusion

•  Oversees the Company’s ESG Program and risks related to sustainability and the Company’s corporate responsibility initiatives

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Information Security

Information security and cyber security are significant focus areas for our Board of Directors, and our directors are actively engaged in the oversight of management’s review of its information security program and risk mitigation actions. On a periodic basis, the Company’s Chief Information Officer, with oversight responsibility for the Company’s Information Security team, will meet with the Board of Directors to provide updates on the Company’s policies, procedures, training initiatives, and audits conducted to monitor the Company’s information security program. In addition, the Board of Directors receives updates regarding third party audits that are conducted to assess penetration testing and assess overall program maturity.

Board and Committee Self-Evaluations

Pursuant to our Corporate Governance Guidelines and committee charters, the Board and its committees annually conduct self-assessments. The Corporate Governance and Nominating Committee oversees the process and reviews the content and format of the evaluations to help ensure that the feedback solicited is relevant and appropriate. Self-evaluation topics generally include, among other matters, Board and committee composition and structure, effectiveness of the Board and committees, meeting agendas and governance and Board interaction with management. The results of these assessments are discussed with the full Board and each Committee respectively, and based on the results, the Board and the Committees implement enhancements and other modifications as appropriate. Individual feedback is provided to Board members by the Chair of the Board.

Management Succession Planning

Our Corporate Governance and Nominating Committee plays a strategic role in the oversight of talent management and succession planning for the Chief Executive Officer, other executive officer positions and senior leadership roles across the company. On at least an annual basis, the Corporate Governance and Nominating Committee reviews the Company’s succession plan, which includes a discussion regarding transition and succession in the case of an emergency or unplanned vacancy.

Director Orientation and Continuing Education

Our Corporate Governance Guidelines require the Company to maintain an orientation process to onboard new directors. As part of this process, the Company’s management conducts an orientation program for new directors, and each new director receives materials and briefings to permit such director to become familiar with the Company’s business, finances, corporate governance and compensation practices and policies. The Company also provides, on an ongoing basis, additional opportunities for directors to further familiarize themselves with the Company’s business, finances and operations, which may include, among other things, presentations from members of management of the Company and site visits to the Company’s operational sites.

In addition, directors are encouraged to attend a variety of external continuing education programs at the Company’s expense, including programs offered by the National Association of Corporate Directors. Directors participate in such educational opportunities to stay abreast of best practices in corporate governance and the latest trends on subject matters relevant to the Company and its business.

Website Access to Corporate Governance Documents

We have adopted a “Code of Ethics,” as defined in the regulations of the SEC, which applies to all of our directors and employees, including our principal executive officer and principal financial officer. Copies of the charters for committees of our Board, as well as our Corporate Governance Guidelines and Code of Business Conduct and Ethics, are available free of charge on our website at hain.com under Investor Relations – Corporate Governance or by writing to Investor Relations, The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, NY 11042. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any of our other filings made with the SEC.

The Hain Celestial Group, Inc. 2021 Proxy Statement	21

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Compensation of Directors

Our compensation program for non-employee directors is designed to:

•	Attract and retain highly qualified non-employee directors;

•	Fairly compensate non-employee directors for work required in a company of our size and scope; and

•	Align the interests of non-employee directors with those of our stockholders by paying a portion of non-employee director compensation in the form of equity awards.

For each of the last three annual compensation cycles, all of our non-employee directors elected to forgo all cash components of their compensation and receive 100% of their compensation in Company equity awards. The Company has not paid any cash compensation for Board service since calendar year 2018.

Each year, the Compensation Committee and our Board review and determine compensation for our non-employee directors with the assistance of ClearBridge, the Compensation Committee’s independent compensation consultant. On a periodic basis, ClearBridge provides the Compensation Committee with an assessment of trends and developments in director compensation practices and benchmarks our director compensation program against our compensation peer group.

Annual non-employee director compensation covers the period of service between annual meetings of stockholders. With respect to the period from our 2020 annual meeting to the 2021 Annual Meeting, the Compensation Committee recommended, and the Board approved, keeping the prior year’s compensation levels in place with the exception of an increase in the annual fee for the Chair of the Corporate Governance and Nominating Committee from $10,000 to $15,000 in light of the committee’s increasing responsibilities and the implementation of a $20,000 annual fee for the Chair of the Strategy Committee with that committee now being chaired by a non-employee director. The resulting compensation program for the period from our 2020 annual meeting to the 2021 Annual Meeting is set forth below.

Compensation Component*	Amount ($)

Annual base retainer for all non-employee directors	53,000

Additional annual fee for Chair of the Board	100,000

Additional annual fee for Chairs of Audit Committee and Strategy Committee	20,000

Additional annual fee for Chairs of Compensation Committee and Corporate Governance and Nominating Committee	15,000

Additional annual fee for non-chair committee members	5,000

Annual base restricted stock unit award for all non-employee directors	170,000

*	All compensation was paid in the form of restricted stock units that are scheduled to vest on the earlier of November 24, 2021 or the date of the 2021 Annual Meeting.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Fiscal Year 2021 Director Compensation

The following table sets forth the compensation paid by us to our non-employee directors during the fiscal year ended June 30, 2021. All amounts in this table were paid in the form of Company equity awards, and the Company did not pay any Board compensation in cash. Under SEC rules, cash fees forgone at the election of a director are required to be included in the Fees Earned or Paid in Cash column.

Name [1]	Fees Earned or Paid in Cash [2] ($)	Stock Awards [3,4] ($)	Total ($)

Richard A. Beck	63,000	170,000	233,000

Celeste A. Clark	63,000	170,000	233,000

Dean Hollis	163,000	170,000	333,000

Shervin J. Korangy	78,000	170,000	248,000

Michael B. Sims	70,500	170,000	240,500

Glenn W. Welling [5]	73,000	170,000	243,000

Dawn M. Zier	70,500	170,000	240,500

1

Directors who are also employees of the Company receive no additional compensation for their service on our Board. Accordingly, Mark L. Schiller, our current President and CEO, did not receive any compensation for his service on the Board. Compensation paid to Mr. Schiller in connection with his employment is set forth in the Summary Compensation Table on page 36.

2

All amounts in this table were paid in the form of Company equity awards, and the Company did not pay any Board compensation in cash. Under SEC rules, cash fees forgone at the election of a director are required to be included in the Fees Earned or Paid in Cash column.

3

The amounts shown in the Stock Awards column represent the grant date fair value of stock awards granted during the fiscal year, calculated in accordance with ASC Topic 718. The assumptions used by the Company in calculating these amounts are included in Note 2 (under the heading “Stock-Based Compensation”) and Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021.

The amounts shown in the Stock Awards column omit cash fees elected to be received in the form of Company equity awards, which are reported in the Fees Earned or Paid in Cash column under SEC rules. See footnote 2 above. Accordingly, the amounts shown in the Stock Awards column represent the grant date fair value of the annual base restricted stock unit award for non-employee directors.

4

The total number of shares underlying outstanding stock awards for each non-employee director as of June 30, 2021 was as follows: Richard A. Beck (6,232 shares), Celeste A. Clark (6,232 shares), Dean Hollis (8,907 shares), Shervin J. Korangy (6,633 shares), Michael B. Sims (6,633 shares), Glenn W. Welling (6,500 shares) and Dawn M. Zier (6,500 shares). All such awards are restricted stock units that are scheduled to vest on the earlier of November 24, 2021 or the date of the 2021 Annual Meeting.

5

On April 16, 2020, Mr. Welling donated 8,149 shares of restricted stock representing his remaining director compensation for calendar year 2020 to assist employees of the Company who have been adversely affected by the COVID-19 pandemic. Under SEC rules, the amounts shown for Mr. Welling’s fiscal year 2021 director compensation have not been reduced to reflect his donation and forfeiture of the shares. If his compensation had been reduced to reflect his donation, the amount shown in the Fees Earned or Paid in Cash column would have been reduced by $36,500, representing cash fees forgone for restricted stock that was subsequently donated.

Director Stock Ownership Guidelines

The Board strongly believes that the directors should have a meaningful ownership interest in the Company and, to that end, has implemented stock ownership guidelines for our directors. The ownership guidelines require directors to own, at a minimum, the value of five times the annual cash compensation (excluding additional cash compensation to committee chairs and members) in shares of Hain Celestial common stock within the later of five years after a director is first elected to the Board or five years after the implementation of the guidelines. All directors are currently in compliance with the guidelines or are expected to meet the stock ownership guidelines within the five-year period.

The Hain Celestial Group, Inc. 2021 Proxy Statement	23

MANAGEMENT

Executive Officers

The following information describes the background and business experience of our executive officers as of the date of this proxy statement:

Mark L. Schiller, President and Chief Executive Officer

Age: 59

A description of Mr. Schiller’s background and business experience is provided under “Proposal No. 1 Election of Directors” which begins on page 10.

Javier H. Idrovo, Executive Vice President and Chief Financial Officer

Age: 53

Mr. Idrovo has served as our Executive Vice President and Chief Financial Officer since December 2019. Prior to joining the Company, Mr. Idrovo served as Chief Accounting Officer of The Hershey Company, a global producer of chocolate, sweets, mints, gum and other snacks, from August 2015 to November 2019, with responsibilities including all aspects of the accounting, tax and treasury functions, including external reporting, operation of internal controls over financial reporting, and financial reporting. Prior to becoming Chief Accounting Officer, Mr. Idrovo served as Senior Vice President, Finance and Planning of The Hershey Company from 2011 to August 2015 and as Senior Vice President, Strategy and Business Development from 2008 to 2011. Prior to joining The Hershey Company, Mr. Idrovo served in various roles of increasing responsibility at Dole Food Company, a global producer and marketer of fruit and vegetables, from 2001 to 2008, most recently serving as President of Dole Packaged Foods from 2006 to 2008. Prior to that, Mr. Idrovo served in various roles of increasing responsibility at The Boston Consulting Group, Inc. from 1990 to 1993 and from 1995 to 2001.

Christopher J. Boever, Executive Vice President and Chief Commercial Officer

Age: 54

Mr. Boever has served as our Executive Vice President and Chief Commercial Officer since February 2020, and previously served as our Executive Vice President and Chief Customer Officer from January 2019 to February 2020. Mr. Boever oversees the Company’s commercial operations and sales and customer agenda in North America and is also responsible for helping ensure the Company transforms its innovation capabilities. Mr. Boever has more than 20 years of consumer packaged foods industry experience. From 2011 to January 2018, Mr. Boever was Executive Vice President, Chief Customer Officer and President of Foodservice of Pinnacle Foods Inc., where he was responsible for overseeing its multi-billion dollar businesses to reshape and reinvigorate growth. Prior to Pinnacle, Mr. Boever served in roles of increasing responsibility in strategic planning, operations management and sales at ConAgra Brands, Inc. from 2007 to 2011 and at Hormel Foods Corporation from 1991 to 2007.

Kristy Meringolo, Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Age: 40

Ms. Meringolo has served as our Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer since August 2021, and previously served as our Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer from May 2019 to August 2021, as Senior Vice President, General Counsel and Chief Compliance Officer from April 2018 to May 2019, and as Senior Vice President, Senior Litigation Counsel and Chief Compliance Officer from April 2017 to April 2018. Ms. Meringolo oversees all legal affairs of the Company and corporate compliance initiatives, and she serves as the executive sponsor for the Company’s corporate ESG program. Prior to joining the Company, from 2011 to April 2017, Ms. Meringolo worked at Avon Products, Inc. in a series of roles of increasing responsibility, with her most recent role as Vice President, Associate General Counsel, Litigation, Marketing and Intellectual Property where she oversaw legal responsibilities for a variety of matters including litigation, government investigations and providing counsel to the Ethics and Compliance team. Previously, Ms. Meringolo was an attorney at the law firm DLA Piper LLP (US), where she practiced litigation law and advised clients on corporate compliance initiatives.

24	The Hain Celestial Group, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) explains our overall compensation philosophy and approach, describes the material components of our executive compensation programs and details the determinations made by the Compensation Committee for the compensation awarded with respect to the Company’s fiscal year ended June 30, 2021 to the following current and former executive officers (“named executive officers” or “NEOs”):

Executive	Position

Mark L. Schiller	President and Chief Executive Officer

Javier H. Idrovo	Executive Vice President and Chief Financial Officer

Christopher J. Boever	Executive Vice President and Chief Commercial Officer

Kristy Meringolo	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Jeryl Wolfe*	Former Executive Vice President and Chief Supply Chain Officer

*	Mr. Wolfe served as Executive Vice President and Chief Supply Chain Officer until July 2021.

Executive Overview

In fiscal year 2021, despite the unprecedented challenges as a result of the COVID-19 pandemic and other macroeconomic headwinds, the Company continued to execute on its transformational strategy designed to accelerate change and drive sustainable, profitable growth. The Company’s transformational strategy and the metrics it uses to measure its success continue to serve as the foundation for the Company’s executive compensation programs and support the Compensation Committee’s pay for performance philosophy. In fiscal year 2021, our executive compensation programs were consistent with the fiscal year 2020 programs and were designed to ensure that executive compensation was tied to the continued execution of the Company’s transformational strategy and strong financial performance, thereby continuing to align the executive management team with stockholder interests.

Stockholder Feedback on Compensation

Our Board, the Compensation Committee and our management team value stockholder perspectives on our executive compensation program and consider the outcome of the annual stockholder advisory vote on executive compensation – the “Say on Pay” vote. At our 2020 annual meeting of stockholders in November 2020, the compensation of our named executive officers was approved by over 96% of votes cast. We believe that outcome reflects stockholders’ strong support for the Company’s compensation program.

We believe we are uniquely situated with respect to having insight into stockholder perspectives on executive compensation. The Chair of our Compensation Committee, Glenn W. Welling, is the principal of Engaged Capital, LLC (“Engaged Capital”), which beneficially owns approximately 16.6% of our outstanding common stock and is our largest stockholder. Accordingly, we have the benefit of inherent alignment of our major compensation decisions with the interests of stockholders. In addition to the input we receive from Mr. Welling and Engaged Capital, members of our management team and Board engage with our institutional stockholders in meetings and calls throughout the year. During fiscal year 2021, we held meetings with 40 institutional stockholders who collectively held approximately 55% of our outstanding common stock, and we offered to meet with other institutional stockholders who together held over 10% our outstanding common stock.

The Compensation Committee considered the 2020 Say on Pay vote outcome and the feedback received from stockholders since the beginning of fiscal year 2019 and did not make any material structural changes to our compensation programs for fiscal year 2021.

The Hain Celestial Group, Inc. 2021 Proxy Statement	25

EXECUTIVE COMPENSATION

Executive Compensation Practices at a Glance

What We Do ✓		What We Do NOT Do ✗

✓	DO align annual incentive pay and performance by linking annual incentive compensation to the achievement of performance goals tied to Company strategic objectives	✗	NO guaranteed cash incentives, equity compensation or salary increases for NEOs

✓	DO align long-term incentive pay and performance by linking long-term compensation to the achievement of rigorous TSR goals	✗	NO single trigger acceleration of equity awards granted to NEOs

✓	DO cap payouts for annual incentive and LTIP awards	✗	NO acceleration of performance-based equity awards without regard to performance goals, with any acceleration upon a qualifying termination of employment subject to proration as well as the attainment of performance goals measured through the date of the acceleration event

✓

DO maintain rigorous stock ownership guidelines (6x base salary for the CEO, 3x base salary for Executive Vice Presidents, 2x base salary for other executive officers and 5x annual cash compensation (excluding additional cash compensation to committee chairs and members) for non-employee directors)

		✗	NO executive pension or executive retirement plans for any of our NEOs

✓	DO maintain a clawback policy with respect to cash and equity incentive compensation	✗	NO compensation or incentives that encourage unnecessary or excessive risk taking

✓	DO conduct annual compensation review and approval of our compensation philosophy and strategy	✗	NO tax gross ups

✓	DO appoint a Compensation Committee comprised solely of independent directors	✗	NO pledging of any of our securities by directors, executive officers or other employees

✓	DO use an independent compensation consultant engaged by our Compensation Committee	✗	NO hedging or derivative transactions by directors, executive officers or other employees involving our securities

✓	DO have a majority of executive compensation at risk based on corporate performance	✗	NO perquisites for NEOs

Compensation Philosophy and Objectives

Compensation Philosophy

We believe a majority of the compensation for our NEOs should be dependent on the success of our Company so that the interests of our NEOs are aligned with the long-term interests of our stockholders. Accordingly, a majority of executive compensation is designed to be “at risk” and dependent on achieving quantitative performance goals. The Compensation Committee reviews our compensation design and philosophy on at least an annual basis to ensure that our executive compensation program continues to support the Company’s strategy, objectives and stockholder interests.

Executive Compensation Program Objectives

We provide a competitive total compensation package to our executive management team through a combination of base salary, annual incentives, long-term incentives and other compensation, as well as severance and change-in-control arrangements.

The primary objectives of our executive compensation program are to:

•	Attract, motivate and retain key employees with outstanding talent and ability;

•	Align the interests of our executives with the interests of our stockholders;

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EXECUTIVE COMPENSATION

•	Reward performance, with a meaningful portion of compensation tied to Company goals;

•	Promote the creation of long-term stockholder value; and

•	Structure executive compensation in a manner that promotes our strategic, financial and operating performance objectives, without encouraging unnecessary or excessive risk taking.

Our compensation elements are designed to achieve the objectives set forth above as follows:

•	Base salary and benefits are designed to attract and retain executives by providing regular and continued payments that are appropriate for their position, experience and responsibilities;

•

Annual performance-based awards are designed to focus our executives on objectives each year that are generally operational and drive specific performance needed to achieve short-term targets that are part of our long-term growth and profitability goals;

•	Long-term incentives are designed to align our executives’ interests with those of our stockholders and to motivate executives to generate value for our stockholders over the long term; and

•

Severance and change-in-control arrangements are designed to mitigate the distraction of our key executives when faced with a potential change in control or other possible termination situations and to facilitate our ability to attract and retain executives as we compete for talented individuals in a marketplace where such protections are commonly offered.

Compensation Mix

The following charts show the mix of fixed and at risk target annual compensation for our CEO and for our other NEOs as a group. Fixed compensation represents annual base salaries in effect for fiscal year 2021. At risk compensation is comprised of target annual bonuses under the Annual Incentive Plan and the annualized face value of the NEOs’ target awards under the 2019-2021 Long-Term Incentive Plan.

How Executive Pay is Established

Role of the Compensation Committee

The Compensation Committee reviews and approves all compensation arrangements for our CEO and our other executive officers, including employment agreements, base salaries, annual and long-term incentive arrangements, the form and amount of equity awards, and severance and change-in-control arrangements. The Compensation Committee’s duties include reviewing our compensation strategy on an annual basis to ensure that such strategy supports our objectives and stockholder interests and that executive officers are rewarded in a manner consistent with such strategy.

Our Compensation Committee is authorized to engage an independent compensation consultant to assist the Compensation Committee with its roles and responsibilities. For fiscal year 2021, the Compensation Committee engaged ClearBridge Compensation Group, LLC (“ClearBridge”) as its independent compensation consultant.

Role of Management

From time to time, members of our Human Resources, Finance and Legal departments work with our CEO to recommend certain terms of our compensation plans and programs to the Compensation Committee, to develop financial and other goals that are utilized under those programs and to prepare analyses to assist the Compensation Committee in making its decisions.

The Hain Celestial Group, Inc. 2021 Proxy Statement	27

EXECUTIVE COMPENSATION

Our CEO makes recommendations to the Compensation Committee regarding compensation determinations for other executive officers, but does not participate in compensation determinations regarding his own compensation. Our CEO is subject to the same Company performance goals as our other executive officers, all of which are determined and approved by the Compensation Committee.

Benchmarking / Peer Group

A key objective of our executive compensation program is to ensure that total direct compensation is competitive with the companies against which we compete for talent. The Compensation Committee uses compensation data from a peer group as general guidance and as one of many factors that inform its judgment of appropriate compensation parameters for target compensation levels. When using peer group data, the Compensation Committee references the 50th percentile, recognizing that the specific positioning for each NEO is determined on a case-by-case basis considering multiple factors.

Each year, the Compensation Committee evaluates its previously-selected peer group and determines which companies best reflect the Company’s competitors for talent. At the beginning of fiscal year 2021, the Compensation Committee, with the assistance of ClearBridge, conducted its annual evaluation of the Company’s peer group to be used in connection with fiscal year 2021 compensation determinations. The Compensation Committee and ClearBridge evaluated existing peer group companies and potential new peer group companies. Based on this review, the Compensation Committee determined that the Company’s existing peer group continued to best reflect the Company’s competitors for talent, and our peer group for fiscal year 2021 remained the same as for fiscal year 2020, as reflected below:

• B&G Foods, Inc.	• Post Holdings, Inc.

• Edgewell Personal Care Company	• Prestige Consumer Healthcare Inc.

• Flowers Foods, Inc.	• Revlon, Inc.

• Fresh Del Monte Produce Inc.	• The Simply Good Foods Company

• Hostess Brands, Inc.	• SunOpta Inc.

• J&J Snack Foods Corp.	• TreeHouse Foods, Inc.

• Lancaster Colony Corporation

Base Salary

The base salaries of our NEOs are reviewed on an annual basis by our Compensation Committee and our CEO (other than with respect to his own salary which is reviewed and determined by our Compensation Committee). This review is supplemented by market data, as well as assessments of the performance of our executive officers by our Compensation Committee. We pay base salaries to our NEOs to compensate them for their day-to-day services. The salaries typically are used to recognize the experience, skills, knowledge, past performance and responsibilities of each NEO.

For fiscal year 2021, the Compensation Committee determined to increase Ms. Meringolo’s base salary based on market comparisons for her role. The Compensation Committee did not make any other changes to NEO base salaries for fiscal year 2021. Following are the base salaries that were in effect for the NEOs for fiscal years 2020 and 2021.

Name	Fiscal Year 2020 Annual Base Salary ($)	Fiscal Year 2021 Annual Base Salary ($)

Mark L. Schiller	1,000,000	1,000,000

Javier H. Idrovo	550,000	550,000

Christopher J. Boever	532,513	532,513

Kristy Meringolo	406,900	425,007

Jeryl Wolfe	453,600	453,600

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EXECUTIVE COMPENSATION

Annual Incentive Plan

A key executive compensation objective is to have a majority of each NEO’s compensation be tied to the Company’s performance. To this end, the Company’s Annual Incentive Plan (“AIP”) is based on performance against key financial objectives designed to drive the specific performance needed to foster the Company’s growth and profitability.

Fiscal Year 2021 AIP Award Opportunities

Based on their target annual bonus percentages and the terms of the AIP for fiscal year 2021 (the “2021 AIP”), the NEOs had the opportunity to receive the awards shown below under the 2021 AIP.

Name	2021 AIP Threshold Award		2021 AIP Target Award		2021 AIP Maximum Award
	% of Base Salary	($)	% of Base Salary	($)	% of Base Salary	($)

Mark L. Schiller	62.5%	625,000	125%	1,250,000	250%	2,500,000

Javier H. Idrovo	42.5%	233,750	85%	467,500	170%	935,000

Christopher J. Boever	42.5%	226,318	85%	452,636	170%	905,272

Kristy Meringolo	37.5%	159,378	75%	318,755	150%	637,511

Jeryl Wolfe	37.5%	170,100	75%	340,200	150%	680,400

Fiscal Year 2021 AIP Performance Metric and Goals

At the beginning of fiscal year 2021, the Board approved our fiscal year 2021 operating plan and budget. Similar to fiscal years 2019 and 2020, the Company’s primary focus for fiscal year 2021 was continuing to improve margins and establishing a path towards long-term profitable growth. As a result, in designing the 2021 AIP, the Compensation Committee again decided to utilize adjusted EBITDA1 as the sole Company performance metric for the NEOs.

For purposes of the 2021 AIP, adjusted EBITDA is defined as adjusted EBITDA as reported in the Company’s fiscal year 2021 financial results, subject to a foreign currency rate limit.2 As reported adjusted EBITDA is calculated as net income (loss) before income taxes, net interest expense, depreciation and amortization, equity in net loss of equity-method investees, stock-based compensation, net, unrealized currency gains and losses, productivity and transformation costs, proceeds from an insurance claim, impairment of long-lived assets and intangibles, warehouse and manufacturing consolidation and other costs, gains or losses on sales of assets and businesses, litigation and related expenses, plant closure related costs, SKU rationalization and inventory write-downs and other adjustments.

[1]

Adjusted EBITDA is a non-GAAP financial measure. Additional information on adjusted EBITDA, including a reconciliation to Net (loss) income, can be found in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 under the heading “Reconciliation of Non-U.S. GAAP Financial Measures to U.S. GAAP Measures.”

[2]

Solely for purposes of the 2021 AIP, there was a foreign currency rate limit of +/- $0.04 from the Company’s budgeted exchange rates for GBP/USD, EUR/USD and CAD/USD. The purpose of the rate limit was to align the incentive plan with results within management’s control and limit the impact of significant foreign exchange rate fluctuations in either direction.

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EXECUTIVE COMPENSATION

Based on the Company’s budget for fiscal year 2021 adjusted EBITDA, the Compensation Committee established a range of adjusted EBITDA goals and associated payout percentages with respect to the 2021 AIP. The Company subsequently sold its U.K.-based fruit and fruit juice business, Orchard House, in January 2021 and its Dream and WestSoy brands in April 2021. As contemplated by the 2021 AIP, the Compensation Committee made equitable adjustments to the range of adjusted EBITDA goals (for a $7.4 million total reduction to the target goal), solely to remove the remaining budgeted amounts of adjusted EBITDA for those businesses since the businesses would not be included in the Company’s future results. The resulting ranges of adjusted EBITDA goals and associated payout percentages are set forth below. The target adjusted EBITDA goal of $231.6 million would have represented growth of 15.8% compared to the Company’s fiscal year 2020 reported adjusted EBITDA of $200.0 million. For Company performance between specifically enumerated goals, the payout percentage is interpolated on a straight-line basis.

Payout Level	Fiscal Year 2021 Adjusted EBITDA Goal		Payout (% of Target Payout)
	% of Target Goal	Goal

Below Threshold	<85%	<$196.8 million	0%

Threshold	85%	$196.8 million	50%

Target	100%	$231.6 million	100%

Maximum	≥115%	≥$266.3 million	200%

Individual Performance Factor

After Company performance is measured against the performance goals, the Compensation Committee can increase or decrease payouts based on an individual performance factor of 0% to 150% of the calculated payout that is based on adjusted EBITDA performance (capped at the maximum payout of 200% of the NEO’s target award amount). Individual performance factors are determined considering each NEO’s performance against objectives for their role, including their leadership of their functional area, their contribution to the Company’s overall performance during the year and other factors. The individual performance factor includes the impact of net sales growth and cash flow targets within each NEO’s personal objectives for the fiscal year.

Fiscal Year 2021 AIP Payout Determinations

Current NEOs

On August 26, 2021, the Company reported adjusted EBITDA of $258.9 million for fiscal year 2021. After applying the foreign currency rate limit set forth in the 2021 AIP, adjusted EBITDA for purposes of the 2021 AIP was $257.5 million, resulting in a payout percentage of 174.4% of target based on Company performance. However, recognizing that the Company did not meet all of its objectives for the year despite its strong adjusted EBITDA results, Mr. Schiller recommended, and the Compensation Committee agreed, that the payout percentage for Company performance be reduced to 150% for all of the NEOs, prior to application of the individual performance factors.

The Compensation Committee determined that, as was the case for fiscal years 2019 and 2020, Mr. Schiller’s 2021 AIP payout would not be subject to an individual performance factor. Mr. Schiller’s 2021 AIP payout was therefore earned at 150% of his target bonus amount based on Company performance. The Compensation Committee, in consultation with Mr. Schiller, reviewed the fiscal year 2021 performance of the other NEOs and applied individual performance factors. In all cases, the final payout remained below the Company’s formulaic payout percentage of 174.4%. Based on the foregoing, the Compensation Committee approved the below payouts to the NEOs under the 2021 AIP.

Name	2021 AIP Payout ($)

Mark L. Schiller	1,875,000

Javier H. Idrovo	525,938

Christopher J. Boever	712,901

Kristy Meringolo	549,888

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Jeryl Wolfe

On May 25, 2021, the Company announced that Jeryl Wolfe, then Executive Vice President and Chief Supply Chain Officer, would be retiring from the Company. Mr. Wolfe remained with the Company through July 15, 2021 to assist with the transition of his responsibilities, and he remained eligible for an annual bonus under the 2021 AIP. The Compensation Committee, in consultation with Mr. Schiller, reviewed the performance against the Company and individual goals and targets established for Mr. Wolfe’s bonus opportunity and approved a payout of $170,100 to Mr. Wolfe under the 2021 AIP.

Long-Term Incentive Program

We believe that equity grants serve our compensation objectives by linking the compensation of our key employees to our long-term strategic plan and further align such employees with our stockholders since the value of equity awards will increase or decrease with the changes in the value of our common stock. Grants are generally made under a performance-based long-term incentive program (“LTIP”). Participants in the LTIP include our executive officers, including the NEOs, and other key employees. Prior to the 2019-2021 LTIP, LTIP awards were generally made annually with a three-year performance period. Our current NEOs have front-loaded LTIP awards under the 2019-2021 LTIP representing three years’ worth of long-term incentive value (two years’ worth of value for Mr. Idrovo who joined the Company during fiscal year 2020). All awards to the NEOs under the 2019-2021 LTIP were made prior to fiscal year 2021, and the NEOs did not receive any LTIP awards or other equity awards during fiscal year 2021.

2019-2021 LTIP – Three-Year Front-Loaded PSUs

Background

The 2019-2021 LTIP began with the granting of a three-year front-loaded PSU award (the “CEO PSU Award”) to Mr. Schiller in November 2018. The CEO PSU Award has rigorous performance goals for three-year compound annual Total Shareholder Return (“TSR”) over a performance period from November 6, 2018 to November 6, 2021 (the “PSU Performance Period”).

In the months following that grant, we received positive feedback on the design of the CEO PSU Award from stockholders, who viewed the rigorous TSR goals and other terms of the award as stockholder friendly. Based on this feedback, the Compensation Committee designed the 2019-2021 LTIP for our other NEOs to consist of PSU awards with performance goals, a PSU Performance Period and other terms and conditions that mirror the terms of the CEO PSU Award (together with the CEO PSU Award, the “LTIP PSU Awards”).

In January 2019, the Compensation Committee granted an LTIP PSU Award under the 2019-2021 LTIP to Ms. Meringolo. Messrs. Boever and Wolfe received LTIP PSU Awards under the 2019-2021 LTIP in February 2019 and April 2019, respectively, in connection with their joining the Company. Mr. Idrovo joined the Company in December 2019, approximately one year into the performance period, and received an LTIP PSU Award at that time representing two years’ worth of long-term incentive value.

In fiscal year 2020, the Company restructured certain aspects of its business, and both Messrs. Boever and Wolfe took on additional responsibilities for which they had not been compensated under their original 2019-2021 LTIP grants. In particular, subsequent to their initial hire, both individuals took on leadership and integration responsibilities for the Company’s Canadian business. Mr. Boever originally held the position of Executive Vice President and Chief Customer Officer and was elevated to Executive Vice President and Chief Commercial Officer in February of 2020. In the case of Mr. Wolfe, he assumed responsibility for the Company’s Information Technology organization after joining the Company. Accordingly, the Compensation Committee deemed it appropriate to provide them with incremental grants to recalibrate their overall participation under the 2019-2021 LTIP with their new roles and significantly increased responsibilities. Accordingly, in fiscal year 2020, the Compensation Committee granted each of Messrs. Boever and Wolfe 25,000 PSUs at target, with a grant date fair value of $350,250, and tied these grants to the same performance goals, performance period and other terms and conditions of the 2019-2021 LTIP to ensure continued alignment among the executive team towards the same goals.

The LTIP PSU Awards are front-loaded PSUs that represent multiple years’ worth of long-term incentive value through the end of fiscal year 2021. The structure of the awards aligns with the Company’s turnaround strategy, which involves a focus on longer-term, sustainable improvements that directly drive stockholder value. The Compensation Committee determined that multi-year awards were the most appropriate structure to align the NEOs with stockholders over the duration of the expected turnaround period.

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EXECUTIVE COMPENSATION

Award Amounts

The table below shows the target and maximum number of shares that can be earned under the LTIP PSU Awards. There is no threshold payout below the target payout. See “Terms of the LTIP PSU Awards” below for the performance goals and potential payouts between the target and maximum payouts. The table below excludes sign-on equity awards granted to Mr. Idrovo in fiscal year 2020 outside of the 2019-2021 LTIP.

Name	Target Payout (Number of Shares)	Maximum Payout (Number of Shares)

Mark L. Schiller	350,000	1,050,000

Javier H. Idrovo	100,000	300,000

Christopher J. Boever [1]	148,240	444,720

Kristy Meringolo	70,134	210,402

Jeryl Wolfe [1,2]	70,331	210,993

1

Includes original LTIP PSU Awards granted to Messrs. Boever and Wolfe in February 2019 and April 2019, respectively, as well as additional LTIP PSU Awards of 25,000 PSUs at target granted to each of Messrs. Boever and Wolfe in February 2020 to recalibrate their overall participation under the 2019-2021 LTIP with their new roles and significantly increased responsibilities.

2	Mr. Wolfe’s LTIP PSU Awards were forfeited upon his departure from the Company in July 2021.

Terms of the LTIP PSU Awards

The performance goals under the LTIP PSU Awards represent pre-established compound annual TSR levels. Compound annual TSR is determined by measuring the compound annual growth rate over the PSU Performance Period, expressed as a percentage, from the closing stock price on November 6, 2018 ($26.13) to the average closing share price over the final 60 trading days of the PSU Performance Period, plus reinvested dividends over the PSU Performance Period.

Total shares earned under the LTIP PSU Awards will range from 0% to 300% of the target award amount based on actual performance as follows (implied target share prices assume no dividends):

Compound Annual TSR Over PSU Performance Period	Implied Target Share Price	Percentage of Target Award Amount Earned

Less than 15%	Less than $39.74	0%

At least 15% but below 20%	$39.74	100%

At least 20% but below 25%	$45.15	150%

At least 25% but below 30%	$51.04	200%

At least 30% but below 35%	$57.41	250%

At least 35%	$64.29	300%

Any shares earned by the NEOs under the LTIP PSU Awards (net of any shares withheld to satisfy tax withholding obligations) must be held until the earlier of twelve months after vesting, a qualifying termination of employment or a change in control of the Company.

Vesting of the LTIP PSU Awards may be accelerated upon certain qualifying terminations of employment, subject to proration as well as the attainment of the compound annual TSR goals measured through the date of the applicable acceleration event. See “Potential Payments upon Termination or Change in Control” beginning on page 40.

Rigor of Performance Goals

The Board and the Compensation Committee determined that utilizing compound annual TSR as the performance measure for the LTIP PSU Awards directly aligns the NEOs’ compensation with the returns achieved by our stockholders over a three-year period. The Compensation Committee sought to establish challenging goals for the LTIP PSU Awards that would only pay out if

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the Company achieves significant, sustained shareholder value creation. As context for setting the goals, the Compensation Committee, with the assistance of its independent compensation consultant, ClearBridge, evaluated the Company’s historical share price performance and analyzed historical TSR among the Company’s fiscal year 2019 peer group and other relevant industry and market indices. The Compensation Committee elected to establish a threshold and target three-year compound annual TSR goal of 15%, which significantly exceeds historical median three-year compound annual TSR for the Company’s fiscal year 2019 peer group, the S&P Food & Beverage Select Industry Index and the Russell 3000 Index for the three-year period ended November 6, 2018 (the grant date of the CEO PSU Award and the first day of the PSU Performance Period), as shown in the following table:

	Threshold and Target Three-Year TSR Goal Under LTIP PSU Awards	Median Historical Three-Year TSR*
Performance Measure		Fiscal Year 2019 Company Peer Group	S&P Food & Beverage Select Industry Index	Russell 3000 Index

Compound Annual Total Shareholder Return (TSR)	15%	-3.02%	4.96%	10.09%

*	Historical TSR for the three-year period ended November 6, 2018, according to Standard & Poor’s Capital IQ.

At the time of the grants, the Board and the Compensation Committee determined that there would be no payout for performance below the target, in order to ensure that the LTIP PSU Awards are only paid out if the Company achieves exceptional performance over the three-year PSU Performance Period. The Board and the Compensation Committee determined that providing potential payouts up to 300% of the target payouts provides an appropriate incentive to strive for TSR that exceeds even the exceptional performance required to achieve the target payout.

Messrs. Idrovo received his LTIP PSUs when he joined the Company approximately one year into the PSU Performance Period, and Messrs. Boever and Wolfe received their incremental LTIP PSUs over one year into the PSU Performance Period. The closing stock price on the grant date of Mr. Idrovo’s LTIP PSUs (December 2, 2019) was $24.99, requiring an even greater compound annual TSR of 27.1% through November 6, 2021 to result in any payout, versus the original 15% threshold goal. The closing stock price on the grant date of Messrs. Boever and Wolfe’s incremental LTIP PSUs (February 6, 2020) was $27.37, requiring an even greater 23.7% compound annual TSR through November 6, 2021 to result in any payout, versus the original 15% threshold goal. For these LTIP PSU Awards granted in December 2019 and February 2020, the Company’s TSR from the beginning of the performance period through the time of grant was tracking significantly below the threshold level of performance, underscoring the highly performance-based nature of the awards.

Other Compensation Elements

Other Bonuses and Equity Awards

The Compensation Committee recognizes that bonuses outside of the AIP and equity awards outside of the LTIP may be warranted to attract executives to the Company or under special circumstances. There were no such bonuses outside of the AIP paid to any of the NEOs with respect to fiscal year 2021, and there were no equity awards granted to the NEOs during fiscal year 2021.

Benefits

Our NEOs are eligible for the same level and offering of benefits that we make available to other employees, including our 401(k) plan, health care, dental and vision plans, life insurance plans and other employee benefit programs. We do not have any defined benefit pension plans or executive supplemental retirement programs.

Severance and Change-in-Control Arrangements

The Compensation Committee believes that severance and change-in-control benefits are important for attracting and retaining executive talent, helping to ensure that NEOs can remain focused during periods of uncertainty and neutralizing the potential conflict of our key executives when faced with a potential change in control. Our form of change-in-control agreement for all NEOs includes market-typical provisions. For a complete description of the severance and change-in-control benefits we have agreed to provide to the NEOs, see “Potential Payments upon Termination or Change in Control” beginning on page 40.

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EXECUTIVE COMPENSATION

Other Compensation Policies and Considerations

Executive Stock Ownership Guidelines

The Compensation Committee believes that requiring NEOs and other key employees to hold significant amounts of our common stock strengthens their alignment with the interests of our stockholders and promotes achievement of long-term business objectives. To this end, the Compensation Committee has adopted stock ownership guidelines that require key members of the Company’s management team to own minimum amounts of the Company’s common stock. The guidelines for senior management are set forth below:

Officer Level	Ownership Target

Chief Executive Officer	6 times annual base salary

Executive Vice Presidents	3 times annual base salary

Other Executive Officers	2 times annual base salary

Members of management subject to the guidelines have until five years after appointment to achieve the ownership target. The dollar value of shares which must be acquired and held equals a multiple of the individual executive’s base salary. Ownership requirements are updated whenever a change in base salary occurs. In addition to shares of common stock held outright, unvested time-based restricted shares and restricted share units count toward the ownership target. Failure by an employee subject to these guidelines to meet or to show sustained progress toward meeting the ownership target may result in a payout of annual cash incentive awards in stock.

In addition to the stock ownership guidelines, any shares earned under the LTIP PSU Awards (net of any shares withheld to satisfy tax withholding obligations) must be held until the earlier of twelve months after vesting, a qualifying termination of employment or a change in control of the Company. Additionally, Mr. Schiller is required to retain ownership of all shares that vest under his sign-on restricted stock award (net of any shares withheld to satisfy tax withholding obligations) until the third anniversary of the grant date, or until the earlier termination of his employment or change in control of the Company.

Compensation Recoupment Policy

We have adopted a compensation recoupment policy, also known as a “clawback” policy, in connection with cash and equity incentive compensation for executive officers. The policy provides that, if the Company is required to restate its financial statements filed with the SEC, the Compensation Committee may require reimbursement or forfeiture of cash and equity incentive compensation paid or granted to executive officers to the extent their compensation would have been lower under the restated results, regardless of whether the executive officer was involved in or had knowledge of any misconduct or other facts leading to the restatement.

Policy Against Hedging, Pledging and Other Transactions

Our Insider Trading Policy prohibits our directors, executive officers and other employees from entering into derivative contracts or hedging transactions with respect to Company shares, including buying or selling put or call options. The Insider Trading Policy also prohibits our directors, executive officers and other employees from purchasing Company shares on margin, borrowing against the value of Company shares or pledging Company shares as collateral for a loan, or engaging in short sales of Company shares.

Tax and Accounting Considerations

Under laws enacted in December 2017, a publicly-held company is generally prohibited from deducting for tax purposes compensation paid to a current or former named executive officer that exceeds $1 million during a tax year. Certain arrangements entered into before November 2, 2017 may qualify for an exception to the $1 million deductibility limit.

The Compensation Committee historically took this deductibility limitation into account in its consideration of compensation matters. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its stockholders, including awarding compensation that may not be deductible for tax purposes.

The Compensation Committee also considers the effect of certain accounting rules that apply to the various aspects of the compensation program for our NEOs. The Compensation Committee reviews potential accounting effects in determining whether its compensation actions are in the best interests of the Company and its stockholders.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the information in the Compensation Discussion and Analysis included in the Company’s proxy statement with the management of the Company. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the Company’s proxy statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended June 30, 2021.

The Compensation Committee

Glenn W. Welling, Chair

Celeste A. Clark

Michael B. Sims

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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EXECUTIVE COMPENSATION

Executive Compensation Tables

Summary Compensation Table

The following table sets forth the compensation paid by us to our NEOs for services rendered during the last three fiscal years.

Name and Principal Position	Fiscal Year [1]	Salary [2] ($)	Bonus ($)	Stock Awards [3] ($)	Non-Equity Incentive Plan Compensation [4] ($)	All Other Compensation [5] ($)	Total ($)	Adjusted Total [6] ($)

Mark L. Schiller President and Chief Executive Officer	2021	1,000,000	—	—	1,875,000	11,066	2,886,066	5,409,566
	2020	996,154	—	—	1,656,250	8,353	2,660,757	5,184,257
	2019	571,154	—	9,570,510	733,562	45,426	10,920,652	5,873,652

Javier H. Idrovo Executive Vice President and Chief Financial Officer	2021	550,000	—	—	525,938	11,253	1,087,191	1,842,583
	2020	306,731	500,000	2,810,788	270,683	426	3,888,628	3,133,236

Christopher J. Boever Executive Vice President and Chief Commercial Officer	2021	532,513	—	—	712,901	11,043	1,256,457	1,652,181
	2020	532,224	—	350,250	779,642	8,353	1,670,469	1,715,944
	2019	242,308	—	661,799	267,192	284	1,171,583	730,384

Kristy Meringolo Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	2021	420,829	—	—	549,888	8,459	979,176	1,102,144
	2020	406,381	75,000	—	505,431	6,553	993,365	1,116,333
	2019	385,000	—	368,905	158,813	11,405	924,123	678,186

Jeryl Wolfe Former Executive Vice President and Chief Supply Chain Officer	2021	453,600	—	—	170,100	11,062	634,762
	2020	444,327	—	350,250	540,902	23,950	1,359,429

1	The Company’s fiscal year is July 1 to June 30, and we refer to fiscal years by the year in which they end. Fiscal year 2021 began July 1, 2020 and ended June 30, 2021.
2	The amounts shown in the Salary column may not precisely match an NEO’s base salary rate that was in effect for a fiscal year due to payroll timing.
3

The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the stock awards granted during the applicable fiscal year, calculated in accordance with ASC Topic 718. The assumptions used by the Company in calculating these amounts are included in Note 2 (under the heading “Stock-Based Compensation”) and Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021.

4

The amounts shown in the Non-Equity Incentive Plan Compensation column for fiscal year 2021 represent payouts under the 2021 AIP. These awards are discussed in the CD&A and are shown in the Fiscal Year 2021 Grants of Plan-Based Awards table below.

5	The amounts shown in the All Other Compensation column for fiscal year 2021 consist of the following items for each NEO:

Name	401(k) Plan Match ($)	Life and Other Insurance Premiums ($)

Mark L. Schiller	10,213	853

Javier H. Idrovo	10,400	853

Christopher J. Boever	10,190	853

Kristy Meringolo	7,606	853

Jeryl Wolfe	10,209	853

The Company’s 401(k) match is calculated based upon a calendar year, and the amounts provided for each of the NEOs for fiscal year 2021 represent a matching contribution by the Company for calendar year 2020. Life and other insurance premiums represent amounts paid by the Company on behalf of the NEOs for life, accidental death and dismemberment and long-term disability insurance.

6

Under SEC rules, the grant date fair values of equity awards are included in the Stock Awards column and the Total column in the fiscal year in which each award was granted. Because the LTIP PSU Awards and other PSU awards for the NEOs are front-loaded awards intended to cover multiple years of long-term incentive compensation, the Compensation Committee believes it is helpful in evaluating our current NEOs’ compensation to spread the value of those awards equally across the fiscal years covered by the awards. The adjusted figures in this Adjusted Total column include only the portion of the awards deemed attributable to the

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reported fiscal year. The adjusted figures are not a substitute for the figures in the Total column in this Summary Compensation Table. The following is a summary of the adjustments made for each current NEO to arrive at the figures in this Adjusted Total column:

Mr. Schiller:	PSU award granted in fiscal year 2019 – grant date fair value of $7,570,500 was spread equally across fiscal years 2019, 2020 and 2021, with $2,523,500 included in each fiscal year.
Mr. Idrovo:	PSU awards granted in fiscal year 2020 – aggregate grant date fair value of $1,510,783 was spread equally across fiscal years 2020 and 2021, with $755,392 included in each fiscal year.
Mr. Boever:

PSU award granted in fiscal year 2019 – grant date fair value of $661,799 was spread equally across fiscal years 2019, 2020 and 2021, with $220,600 included in each fiscal year; and PSU award granted in fiscal year 2020 – grant date fair value of $350,250 was spread equally across fiscal years 2020 and 2021, with $175,125 included in each fiscal year.

Ms. Meringolo:	PSU award granted in fiscal year 2019 with a grant date fair value of $368,905 was spread equally across fiscal years 2019, 2020 and 2021, with $122,968 included in each fiscal year.

Fiscal Year 2021 Grants of Plan-Based Awards

The following table provides information about cash bonus opportunities granted under the 2021 AIP. These awards are also discussed in the CD&A. None of the NEOs received any equity incentive plan awards or other equity awards during fiscal year 2021.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards*

Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Mark L. Schiller	AIP	—	625,000	1,250,000	2,500,000

Javier H. Idrovo	AIP	—	233,750	467,500	935,000

Christopher J. Boever	AIP	—	226,318	452,636	905,272

Kristy Meringolo	AIP	—	159,378	318,755	637,511

Jeryl Wolfe	AIP	—	170,100	340,200	680,400

*

The amounts shown reflect the threshold, target and maximum cash bonuses that could be earned by each individual under the 2021 AIP. After Company performance is measured against the adjusted EBITDA performance goals, the Compensation Committee can increase or decrease payouts based on an individual performance factor of 0% to 150% of the calculated payout that is based on adjusted EBITDA performance (capped at the maximum payout of 200% of the NEO’s target award amount). The actual amounts paid out under these awards are shown in the Summary Compensation Table for fiscal year 2021 and are also discussed in the CD&A.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year 2021 Year End

The following table lists all outstanding equity awards held by the NEOs at June 30, 2021.

	Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested [1] (#)	Market Value of Shares or Units of Stock That Have Not Vested [2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested [3] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [4] ($)

Mark L. Schiller	11/5/2018	26,185	1,050,542

	11/6/2018			350,000	14,042,000

Javier H. Idrovo	12/2/2019			100,000	4,012,000

	12/2/2019			40,017	1,605,482

	12/2/2019	26,011	1,043,561

Christopher J. Boever	2/19/2019			123,240	4,944,389

	2/6/2020			25,000	1,003,000

Kristy Meringolo	1/24/2019			70,134	2,813,776

Jeryl Wolfe [5]	4/15/2019			45,331	1,818,680

	4/15/2019	4,532	181,824

	2/6/2020			25,000	1,003,000

1	The amounts listed in this column represent unvested awards that are scheduled to vest as follows:

Mr. Schiller:	26,185 shares of restricted stock that are scheduled to vest on November 5, 2021.
Mr. Idrovo:	26,011 restricted stock units that are scheduled to vest on December 2, 2021.
Mr. Wolfe:	4,532 restricted stock units that were originally scheduled to vest on April 14, 2022 but were forfeited upon Mr. Wolfe’s departure from the Company in July 2021.

2	The market value is based on the closing market price of the Company’s common stock on June 30, 2021, which was $40.12 per share.
3

The awards listed in this column represent PSUs, the terms of which are described in the CD&A. The amounts listed represent the target number of units under each award, which is also the threshold number of units. Total shares earned under the PSUs will range from 0% to 300% of the target number of units based on actual performance.

4

The market value is based on the closing market price of the Company’s common stock on June 30, 2021, which was $40.12 per share. As described in the CD&A, assuming no dividends, the Company’s closing stock price will need to average $39.74 over the 60 trading days ending November 6, 2021 for any of these PSUs to be earned, subject to possible earlier acceleration upon certain qualifying terminations of employment.

5	All of Mr. Wolfe’s outstanding equity awards were forfeited upon his departure from the Company in July 2021.

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Fiscal Year 2021 Option Exercises and Stock Vested

The following table shows the number of shares acquired by the NEOs upon the vesting of stock awards during fiscal year 2021, and the value realized. None of the NEOs hold stock options or exercised stock options during the fiscal year.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting* ($)

Mark L. Schiller	26,185	855,202

Javier H. Idrovo	26,010	966,011

Christopher J. Boever	—	—

Kristy Meringolo	2,500	110,700

Jeryl Wolfe	4,531	193,474

*

Represents the aggregate value realized with respect to all stock awards that vested during the fiscal year ended June 30, 2021. The value realized is based on the closing price of the Company’s common stock on the vesting date and reflects the gross value realized prior to taxes and withholding.

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EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

We believe that severance and change-in-control benefits are important for attracting and retaining executive talent, helping to ensure that NEOs can remain focused during periods of uncertainty and neutralizing the potential conflict of our key executives when faced with a potential change in control. In this section, we describe (1) our severance and change-in-control arrangements with the NEOs who remain currently employed with the Company and (2) the severance payments and benefits received or to be received by Jeryl Wolfe, our former Executive Vice President and Chief Supply Chain Officer who departed the Company in July 2021.

For the NEOs who remain currently employed with the Company, the table below contains estimates of potential payments to the NEOs upon a hypothetical termination of employment or a change in control under current employment arrangements and equity award agreements, assuming the termination or change-in-control event occurred on June 30, 2021. Values of equity awards are included at $40.12 per share, the closing price of our common stock on June 30, 2021, and the consideration paid or exchanged in a change-in-control transaction is assumed to be $40.12 per share. We have provided a brief description of the applicable employment arrangements and equity award provisions following the table, including in the footnotes. Definitions for the terms “Disability,” “Cause,” “Good Reason” and “Change in Control” are also summarized below under “Definitions of Applicable Termination Events and Change in Control.”

The Company does not have any agreements or arrangements that provide the NEOs with payments or benefits upon a voluntary separation (including retirement) or a termination by the Company for Cause, except for payments and benefits that have accrued through the date of separation or termination.

Name	Benefit Type	Death or Disability ($)	Termination Without Cause ($)	Termination for Good Reason ($)	Change in Control Without Termination ($)	Change in Control and Death or Disability ($)	Change in Control and Termination Without Cause ($)	Change in Control and Termination for Good Reason ($)

Mark L. Schiller	Cash Severance [1]	1,250,000	4,500,000	4,500,000	—	1,250,000	6,750,000	6,750,000
	PSU Vesting [2]	12,091,722	12,091,722	12,091,722	—	14,042,000	14,042,000	14,042,000
	RSA/RSU Vesting	1,050,542	1,050,542	1,050,542	—	1,050,542	1,050,542	1,050,542
	Total	14,392,264	17,642,264	17,642,264	—	16,342,542	21,842,542	21,842,542

Javier H. Idrovo	Cash Severance [1]	—	1,017,500	—	—	—	2,035,000	2,035,000
	PSU Vesting [2]	2,964,782	—	—	—	5,617,482	5,617,482	5,617,482
	RSA/RSU Vesting	1,043,561	—	—	—	1,043,561	1,043,561	—
	Total	4,008,344	1,017,500	—	—	6,661,043	8,696,043	7,652,482

Christopher J. Boever	Cash Severance [1]	—	985,149	—	—	—	1,970,298	1,970,298
	PSU Vesting [2]	4,790,952	—	—	—	5,947,389	5,947,389	5,947,389
	RSA/RSU Vesting	—	—	—	—	—	—	—
	Total	4,790,952	985,149	—	—	5,947,389	7,917,687	7,917,687

Kristy Meringolo	Cash Severance [1]	—	743,762	—	—	—	1,487,525	1,487,525
	PSU Vesting [2]	2,422,974	—	—	—	2,813,776	2,813,776	2,813,776
	RSA/RSU Vesting	—	—	—	—	—	—	—
	Total	2,422,974	743,762	—	—	2,813,776	4,301,301	4,301,301

1

Cash severance is paid out over a period of time that depends on the amount of the severance obligation in relation to the individual’s annual compensation. Severance of one times the sum of annual base salary and an annual bonus amount is payable over one year; severance of two times the sum of annual base salary and an annual bonus amount is payable over two years; and severance of three times the sum of annual base salary and an annual bonus amount is payable over three years. The cash amount payable to Mr. Schiller upon any termination by reason of death or Disability represents his target annual bonus for the fiscal year of termination, prorated based on the number of days worked in the fiscal year.

2

Under the PSUs held by the NEOs, the threshold performance goal of 15% compound annual TSR would have been attained (A) upon a hypothetical qualifying termination of employment in the absence of a change in control, based on the Company’s average closing stock price over the 60 trading days ended June 30, 2021, and (B) upon a hypothetical qualifying termination of employment following a change in control, based on assumed consideration of $40.12 per share paid or exchanged in the change-in-control transaction. For a qualifying termination in the absence of a change in control, the number of units to vest would have been prorated based on the number of full

40	The Hain Celestial Group, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION

calendar months the NEO spent on the active payroll during the three-year PSU Performance Period, divided by 36 months. For a qualifying termination of employment on June 30, 2021 following a change in control, the PSUs would not have been subject to proration.

Mark L. Schiller Employment Agreement – Termination and Change-in-Control Provisions

We entered into an employment agreement with Mr. Schiller, dated October 26, 2018, that provides for the following payments and benefits upon certain terminations of employment.

Termination by Reason of Death or Disability

If Mr. Schiller’s employment is terminated by reason of death or Disability, (1) Mr. Schiller will receive an amount equal to his target annual bonus for the fiscal year of termination, prorated based on the number of days worked in the fiscal year, subject to the execution of a release as described below, (2) Mr. Schiller’s PSUs will vest, if at all, pursuant to the terms of his PSU award agreement, as described below under “Performance Share Units,” and (3) all of Mr. Schiller’s unvested shares of restricted stock will fully vest.

Termination Without Cause or for Good Reason

If Mr. Schiller’s employment is terminated by the Company without Cause or by Mr. Schiller for Good Reason, (1) Mr. Schiller will receive severance in an amount equal to two times the sum of his base salary and target annual bonus, payable over two years, subject to the execution of a release as described below, (2) Mr. Schiller’s PSUs will vest, if at all, pursuant to the terms of his PSU award agreement, as described below under “Performance Share Units,” and (3) all of Mr. Schiller’s unvested shares of restricted stock will fully vest.

Termination Without Cause or for Good Reason in Connection with a Change in Control

If a Change in Control occurs and, during the period commencing six months before and ending 12 months after the Change in Control, Mr. Schiller’s employment is terminated by the Company without Cause or by Mr. Schiller for Good Reason, (1) Mr. Schiller will receive severance in an amount equal to three times the sum of his base salary and target annual bonus, payable over three years, subject to the execution of a release as described below, (2) Mr. Schiller’s PSUs will vest, if at all, pursuant to the terms of his PSU award agreement, as described below under “Performance Share Units,” and (3) all of Mr. Schiller’s unvested shares of restricted stock will fully vest.

Severance Subject to Release

Mr. Schiller’s entitlement to the severance described above is subject to (1) Mr. Schiller’s execution of a release in a form provided by the Company releasing the Company from claims with respect to the individual’s employment or termination, (2) Mr. Schiller’s compliance with the release, including any return of property, non-disparagement, and confidentiality provisions, and (3) Mr. Schiller’s continued compliance with his obligations under the employment agreement with respect to confidentiality, non-competition, non-solicitation, assignment of intellectual property and non-disparagement.

Termination and Change-in-Control Arrangements with Other Current NEOs

Each of Messrs. Idrovo and Boever and Ms. Meringolo have offer letters or understandings providing them with the right to receive severance if the Company terminates his or her employment without Cause, in an amount equal to one times his or her base salary in effect at the time of termination and one times his or her target annual bonus for the year in which the termination occurs, payable over 12 months following termination. Entitlement to the severance is subject to the execution of a separation agreement and release of claims in a form satisfactory to the Company, including an acknowledgement of the continued effectiveness of post-employment restrictive covenants and other obligations to the Company.

The Company has also entered into Change in Control Agreements with each of Messrs. Idrovo and Boever and Ms. Meringolo. Under the agreements, each individual will be entitled to severance if his or her employment is terminated without Cause or for Good Reason within 12 months following a Change in Control. The amount of severance will be two times the sum of his or her base salary and target annual bonus, payable over two years following termination. Entitlement to the severance is subject to (1) the execution of a release in a form provided by the Company releasing the Company from claims with respect to the individual’s employment or termination, (2) the individual’s compliance with the release, including any return of property, non-disparagement and confidentiality provisions, and (3) the individual’s continued compliance with his or her obligations under any continuing provisions in any agreement with the Company relating to confidentiality, assignment of inventions, non-competition, non-solicitation, non-interference or non-disparagement.

The Hain Celestial Group, Inc. 2021 Proxy Statement	41

EXECUTIVE COMPENSATION

Performance Share Units

Each of Messrs. Schiller, Idrovo and Boever and Ms. Meringolo holds PSUs that may be subject to accelerated vesting if, during the three-year PSU Performance Period, any such NEO’s employment (1) terminates by reason of death or Disability, (2) is terminated by the Company without Cause or by the individual for Good Reason upon or after a Change in Control, or (3) for Mr. Schiller only, his employment is terminated by the Company without Cause or by Mr. Schiller for Good reason prior to a Change in Control (each, a “Qualifying Termination”). In that event, a determination is made as to whether any compound annual TSR goals under the PSUs were attained, measured through the date of the Qualifying Termination or any earlier Change in Control. If the threshold performance goal of 15% compound annual TSR was not attained, then no PSUs will vest. If any performance goals were attained, then the number of units that would have vested in the absence of proration is determined, and that figure is then subject to possible proration in arriving at the number of units that will vest.

If the Qualifying Termination occurs prior to any Change in Control, the number of units that will vest is prorated based on the number of full calendar months the NEO spent on the active payroll during the three-year PSU Performance Period, divided by 36 months. If the Qualifying Termination occurs after a Change in Control, the number of units that will vest was subject to possible proration based on the amount of time between the grant date and Qualifying Termination, although as of June 30, 2021 the PSUs held by the NEOs were no longer subject to proration for a Qualifying Termination occurring after a Change in Control.

Definitions of Applicable Termination Events and Change in Control

The terms “Disability,” “Cause,” “Good Reason” and “Change in Control” have the following meanings for purposes of the agreements and arrangements described above.

•

Disability – Disability generally means an individual’s inability to perform the material duties of his or her position for a period of 90 consecutive days (or 180 days in the aggregate during any 12-month period) because of physical or mental injury or illness or, if longer, the period of time required to qualify for long-term disability benefit under any long-term disability plan or policy maintained by the Company.

•

Cause – For purposes of Mr. Schiller’s employment agreement, the Change in Control Agreements referenced above and the PSU and RSU award agreements referenced above, Cause generally means (a) conviction of a felony, (b) failure to substantially perform reasonably assigned duties for 30 days after written notice, (c) theft or embezzlement of Company assets, (d) conduct materially harmful to the public reputation of the Company, (e) any act of dishonesty, fraud, or immoral or disreputable conduct, (f) willful misconduct in the performance of duties or (g) the material breach of any covenant or condition of the individual’s employment agreement, offer letter or other agreement with the Company, or a breach of the individual’s fiduciary duty to the Company or any subsidiary. For purposes of the severance arrangements with Messrs. Idrovo and Boever and Ms. Meringolo (other than following a Change in Control), Cause is determined by the Compensation Committee in good faith.

•

Good Reason – For purposes of Mr. Schiller’s employment agreement, the Change in Control Agreements referenced above and the PSU award agreements referenced above, Good Reason generally means (a) the assignment of duties or responsibilities materially inconsistent with the individual’s position, or a material diminution in the individual’s position, duties, authority or responsibilities, (b) a material reduction in base salary, (c) relocation of the Company’s principal executive offices to a location more than 50 miles from its current location and/or (d) any failure by the Company to comply with any of the material provisions of the individual’s employment agreement or offer letter with the Company.

•

Change in Control – For purposes of Mr. Schiller’s employment agreement, the Change in Control Agreements referenced above and the PSU and RSU award agreements referenced above, Change in Control generally means (a) the acquisition by any person of beneficial ownership of 50% or more of the voting power of the outstanding securities of the Company, subject to certain exceptions, (b) during any period of one year, individuals who, as of the date of the applicable agreement, constitute the Company’s Board cease to constitute at least a majority of the Board (provided that new directors approved by a vote of at least two-thirds of the original members are generally permitted and deemed to have been serving as of the date of the applicable agreement), (c) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, subject to certain exceptions for transactions that are deemed not to result in a true change in control or (d) the stockholders of the Company approve the sale or disposition by the Company (other than to a subsidiary of the Company) of all or substantially all of the assets of the Company.

Restricted Stock and RSU Awards

Mr. Schiller’s sign-on restricted stock award (“RSA”) provides for accelerated vesting upon death, Disability or termination without Cause or for Good Reason. Mr. Schiller’s sign-on restricted stock award does not provide for “single trigger” acceleration immediately upon a Change in Control; instead, it provides for “double trigger” acceleration in the event of a termination without Cause or for Good Reason that occurs within six months before or 12 months after a Change in Control.

42	The Hain Celestial Group, Inc. 2021 Proxy Statement

EXECUTIVE COMPENSATION

Mr. Idrovo’s RSU award provides for accelerated vesting upon death, Disability or a termination without Cause within 12 months following a Change in Control.

Jeryl Wolfe

On May 25, 2021, the Company announced that Jeryl Wolfe, then Executive Vice President and Chief Supply Chain Officer, would be retiring from the Company. Mr. Wolfe remained with the Company through July 15, 2021 to assist with the transition of his responsibilities. Mr. Wolfe’s offer letter with the Company entitled him to severance in the event his employment was terminated by the Company without cause, as determined by the Compensation Committee in good faith. Based on the facts and circumstances of Mr. Wolfe’s departure, the Compensation Committee determined that his departure constituted a termination by the Company without cause for purposes of Mr. Wolfe’s offer letter and that the Company was required to pay the severance provided under the offer letter. Accordingly, in connection with his departure, the Company and Mr. Wolfe entered into a separation agreement pursuant to which (1) Mr. Wolfe is eligible to receive cash severance of $793,800, which is equal to one times his base salary and one times his target annual bonus in effect at the time of his departure, paid in bi-weekly installments during the 12 months following his departure; and (2) the Company agreed to pay the cost of Mr. Wolfe’s COBRA premiums for a period of 12 months, at an estimated total cost of $15,849. All of Mr. Wolfe’s outstanding equity awards were forfeited, including his LTIP PSU Awards. Mr. Wolfe remained eligible for an annual bonus under the 2021 AIP, and as discussed in the CD&A, the Compensation Committee approved a payout of $170,100 to Mr. Wolfe under the 2021 AIP.

CEO Pay Ratio

As required by SEC rules, we are providing the following information about the relationship between the annual total compensation of our CEO and the annual total compensation of our median employee (our “CEO pay ratio”). Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with SEC rules.

Selection of Original Median Employee as of June 30, 2020

With respect to fiscal year 2020, we selected June 30, 2020 as the determination date for identifying our median employee. As of that date, our employee population consisted of approximately 4,350 individuals working at our parent company and consolidated subsidiaries, which included all employees whether employed on a full-time, part-time, temporary or seasonal basis. We determined the median employee by using a consistently applied compensation measure of total annual taxable compensation paid to our global employee population other than our CEO. For this purpose, we defined “total taxable compensation” as gross compensation for the period from July 1, 2019 to June 30, 2020, which given the geographical distribution of our employee population included a variety of pay elements based on local tax regulations. Consistent with our compensation philosophy, all global employees are compensated based upon their local market as reviewed on an annual basis, and we believe that “total annual taxable compensation” provides a reasonable estimate of annual compensation for our employees. The total annual taxable compensation was converted to U.S. dollars using exchange rates as of June 30, 2020. Although permitted under SEC rules, we did not annualize compensation of employees who were not employed with us for the full fiscal year, and therefore the total annual taxable compensation of many employees was lower than it would have been had the compensation been annualized. In determining our median compensated employee, we did not use any of the exemptions permitted under SEC rules nor did we rely upon any material assumptions, adjustments or estimates. Using this methodology, we determined that the median employee as of June 30, 2020 was a non-exempt full-time employee located in the United States with annual total compensation of $44,288 for fiscal year 2020.

Fiscal Year 2021 CEO Pay Ratio Determination

In determining our CEO pay ratio for the fiscal year ended June 30, 2021, we concluded there were no changes to our employee population or employee compensation arrangements that would significantly change our pay ratio disclosure. However, we used a different median employee this year, because the original median employee left the Company during fiscal year 2021. As permitted by SEC rules, the median employee used this year is an employee whose compensation was substantially similar to the compensation of the original median employee identified last year, based on the methodology used to select the original median employee.

The new median employee is a non-exempt full-time employee located in the United States with annual total compensation of $50,787 for fiscal year 2021.

Our CEO’s annual total compensation for fiscal year 2021 was $2,886,066.

Based on this information, the ratio of CEO annual total compensation to the median employee compensation for fiscal year 2021 was estimated to be 57 to 1.

The Hain Celestial Group, Inc. 2021 Proxy Statement	43

EXECUTIVE COMPENSATION

Alternative Fiscal Year 2021 CEO Pay Ratio Adjusted for Mr. Schiller’s Fiscal Year 2019 PSU Award

As discussed above, Mr. Schiller’s CEO PSU Award granted in fiscal year 2019 was a three-year front-loaded award. The Compensation Committee believes it is helpful in evaluating Mr. Schiller’s compensation to spread the value of the CEO PSU Award equally across fiscal years 2019, 2020 and 2021. The annualized value of the CEO PSU Award over three years is $2,523,500, based on a total grant date fair value for the award of $7,570,500.

In addition to the required CEO pay ratio calculation, we have calculated an alternative CEO pay ratio using an adjusted amount of CEO compensation that includes an additional $2,523,500, representing the portion of the CEO PSU Award deemed attributable to fiscal year 2021. When calculated in this manner, our CEO’s adjusted compensation is $5,409,566 and the alternative ratio of CEO annual total compensation to the median employee compensation for fiscal year 2021 is estimated to be 107 to 1.

This alternative CEO pay ratio is not a substitute for the CEO pay ratio, but we believe it is helpful in fully evaluating the ratio of Mr. Schiller’s annual total compensation to that of our median employee.

44	The Hain Celestial Group, Inc. 2021 Proxy Statement

PROPOSAL NO. 2 ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Background

Section 14A of Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires us to provide our stockholders with a non-binding advisory “Say on Pay” vote to approve the compensation of our NEOs. We currently provide our stockholders with a non-binding advisory Say on Pay vote every year. Stockholders have an opportunity to cast an advisory vote on the frequency of Say on Pay votes at least every six years. The next advisory vote on the frequency of the Say on Pay vote is expected to occur at our annual meeting of stockholders in 2023.

We are asking our stockholders to approve, on an advisory basis, the compensation paid to our NEOs, as described in the “Executive Compensation – Compensation Discussion and Analysis” section (the “CD&A”) of this proxy statement. Although the advisory vote is not binding upon the Company, the Company’s Compensation Committee, which is responsible for designing and administering our executive compensation program, values our stockholders’ opinions and will continue to consider the outcome of the vote in its ongoing evaluation of our executive compensation program.

Our executive compensation philosophy and practice reflects our unwavering commitment to paying for performance – both short- and long-term. We believe that our multi-faceted executive compensation plans, with their integrated focus on both individual and corporate goals and objectives, as well as short- and long-term metrics, provide an effective framework by which progress against our strategic goals may be appropriately measured and rewarded.

Conclusion

We urge stockholders to read the CD&A beginning on page 25 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 36 through 44, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in achieving our goals.

For the reasons stated above, the Board of Directors recommends that our stockholders vote in favor of the following Say on Pay proposal:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved.

Because your vote is advisory, it is not binding on the Company or the Board. However, the Compensation Committee values the opinions that our stockholders express in their votes. The Compensation Committee will review the results of the annual stockholder votes on the Say on Pay proposal and consider whether to recommend any changes or modifications to the Company’s executive compensation policies and practices as a result of such votes.

✓	The Board of Directors unanimously recommends that you vote, on an advisory basis, “FOR” this proposal.

The Hain Celestial Group, Inc. 2021 Proxy Statement	45

PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT ACCOUNTANTS

It is the practice of the Board of Directors to designate an accounting firm to serve as our registered independent accountants. The Audit Committee has recommended that Ernst & Young LLP be selected to audit our financial statements for the fiscal year ending June 30, 2022, and the Board of Directors has approved the selection of Ernst & Young LLP. Ernst & Young LLP has audited our financial statements since 1994.

The Audit Committee reviews and approves the audit and non-audit services to be provided by our registered independent accountants during the year, considers the effect that performing non-audit services might have on audit independence and approves management’s engagement of our registered independent accountants to perform those services.

If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different registered independent accountant at any time during the year if it is determined that such a change would be in the best interest of the Company and its stockholders.

Ernst & Young LLP expects to have a representative at our Annual Meeting who will have the opportunity to make a statement and will be available to respond to questions, as appropriate.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our registered independent accountants for our fiscal year ending June 30, 2022.
✓

Fees Billed to the Company by Ernst & Young LLP

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firm, Ernst & Young LLP, during the fiscal years ended June 30, 2021 and June 30, 2020.

Audit and Non-Audit Fees

	2021	2020

Audit Fees [1]	$3,600,000	$4,627,483

Audit Related Fees [2]	$715,000	$187,100

Tax Fees [3]	$321,000	$1,588,038

All Other Fees [4]	$10,000	$—

1

Reflects the aggregate fees billed for each of the 2021 and 2020 fiscal years for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

2

Reflects the aggregate fees billed by Ernst & Young LLP in the 2021 and 2020 fiscal years for due diligence on strategic initiatives, including mergers & acquisitions, as well as other assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported as Audit Fees.

3	Reflects the aggregate fees billed in each of the 2021 and 2020 fiscal years for professional services rendered by Ernst & Young LLP for tax advice, tax compliance and tax planning.
4	Reflects the aggregate fees billed in the 2021 fiscal year for annual subscriptions or licensing of online content or tools.

The Audit Committee has considered whether the provision of the services described above in this section is compatible with maintaining Ernst & Young’s independence and has determined that it is.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our registered independent accountants. Pre-approval is provided for up to one year, is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the registered independent accountants, the Audit Committee considers whether such services are consistent with the registered independent accountants’ independence, whether the registered independent accountants are likely to provide the most effective and efficient service based on their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality. The Audit Committee has delegated limited pre-approval authority to its chair, who must report any decisions to the Audit Committee at its next scheduled meeting.

In fiscal years 2021 and 2020, all of the audit fees, audit related fees and tax fees were pre-approved by the Audit Committee or its chair.

46	The Hain Celestial Group, Inc. 2021 Proxy Statement

PROPOSAL NO. 4 STOCKHOLDER PROPOSAL TO REQUIRE INDEPENDENT BOARD CHAIR

We have received notice of the intention of a stockholder to present the following proposal at the Annual Meeting. The text of the proposal and supporting statement appear exactly as received. All statements contained in a stockholder proposal and supporting statement are the sole responsibility of the proponent of this proposal. We will provide the proponent’s name and address and the number of shares the proponent beneficially owns upon oral or written request made to the Corporate Secretary of the Company.

Proposal 4 – Independent Board Chairman

The shareholders request that the Board of Directors adopt as policy, and amend the governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic in June 2020. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

The role of the CEO and management is to run the company.

The role of the Board of Directors is to provide independent oversight of management and the CEO.

Thus there is a potential conflict of interest for a CEO to have the oversight role of Chairman.

Shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board. A CEO serving as Chair can result in excessive management influence on the Board and weaker oversight of management. The CEO becomes his own boss.

In an example from a company whose share price went from $130 to $200 in the 10 months, the 2020 Lowe’s annual meeting proxy said Lowe’s independent directors determined that having a separate Chairman and Chief Executive Officer affords the CEO the opportunity to focus his time and energy on managing the business and allows the Chairman to devote his time and attention to Board oversight and governance.

It is also important to have an independent board chairman as the shareholder watchdog and help make up for the 2020 and 2021 silencing of shareholders at shareholder meetings with the widespread substitution of online shareholder meetings. Online shareholder meeting are a wasteland for shareholder engagement and management transparency.

For instance the 2021 Kohl’s annual meeting was wrapped up in 9-minutes. An example of the dominance and control that management can now exert at an online shareholder meeting is AT&T which would not even let shareholders speak at 2 consecutive online shareholder meetings.

Shareholder proposals, like this proposal, have played an important part in improving management accountability to shareholders. After a 2014 shareholder proposal Hain adopted a majority vote requirement for director elections and after a 2016 shareholder proposal Hain adopted shareholder proxy access.

Please vote yes:

Independent Board Chairman – Proposal 4

The Hain Celestial Group, Inc. 2021 Proxy Statement	47

PROPOSAL NO. 4 STOCKHOLDER PROPOSAL TO REQUIRE INDEPENDENT BOARD CHAIR

THE BOARD OF DIRECTORS’ STATEMENT IN RESPONSE TO THE STOCKHOLDER PROPOSAL

Our Board recommends that stockholders vote AGAINST this stockholder proposal for the following reasons:

Hain Celestial’s Current Board Leadership Structure Already Includes an Independent Chair.

Our Board agrees with the proponent of this proposal on the importance of an independent Chair, and that is why we have had an independent Chair since December 2018 and our Corporate Governance Guidelines expressly state that the Board believes that the separation of the roles of Chair and Chief Executive Officer is best practice. Our Board is committed to ensuring that there is strong, independent leadership in place to provide effective oversight of management and that our Board leadership structure aligns with and supports the evolving needs and circumstances of the Company and its stockholders. At this time, our Board has no intention of combining the roles of Chair and Chief Executive Officer and continues to believe that having an independent Chair who is appointed annually by the independent members of the Board is the most appropriate leadership structure for the Company. That said, in recognition that the needs of the Company and its stockholders will change over time, the Board believes that stockholders are best served if the Board retains flexibility to decide what leadership structure works best for the Company based on the facts and circumstances existing from time to time.

Our Independent Non-Executive Chair Provides Strong, Independent Leadership.

Dean Hollis, an independent member of the Board, was appointed as Chair of the Board in December 2018 and continues to serve in that role. Our Board believes Mr. Hollis has provided the Board with exceptional independent leadership during his tenure as Chair. Having held various leadership positions within the food industry, Mr. Hollis brings extensive industry-relevant knowledge and operational experience to the Board. In addition, Mr. Hollis has served on a number of public company boards, which have provided him with a broad understanding of the operational, financial and strategic issues facing public companies.

As independent Chair, Mr. Hollis has a number of clearly-defined responsibilities designed to provide strong, independent leadership. These responsibilities include:

•	Calling meetings of the Board and independent directors;

•	Setting the agenda for Board meetings in consultation with other directors, the CEO and the Corporate Secretary;

•	Chairing meetings of the Board and executive sessions of the independent directors;

•	Engaging with stockholders;

•	Performing the other responsibilities as requested by the Board; and

•	Establishing and maintaining Board culture.

A Rigid and Prescriptive Approach to Board Leadership Structure Undermines the Ability of Directors to Meet Their Fiduciary Duties.

Directors have a fiduciary duty to routinely evaluate and determine the most appropriate board leadership structure for the Company and its stockholders in light of the Company’s unique characteristics, strategies or circumstances at any given time. Accordingly, as discussed on page 15 under “Board Leadership Structure,” our Board believes that stockholders are best served if the Board retains the flexibility to determine the optimal leadership structure for the Company, including, when appropriate, separating the positions of Chair of our Board and CEO.

We believe that the Company and its stockholders benefit from this flexibility and that our Board is best positioned to lead this evaluation given our directors’ robust knowledge of the Company’s leadership team, strategic goals, opportunities, challenges and response to substantial industry-wide changes. We believe that it is important for our Board to continue to be able to determine, on a case-by-case basis, the most effective leadership structure for the Company, rather than taking a rigid approach to board leadership, as called for by the stockholder proposal.

No single, fixed leadership model is appropriate in all circumstances. In deciding which leadership structure is appropriate at a particular time, the choice should be contextual, rather than mechanical, and should be tailored to the then-present needs and opportunities of the Company. Our Board should have the flexibility to select the individual it believes is most qualified and best-positioned to act as Chair. This proposal would inhibit our Board’s ability to utilize its collective experience, knowledge, and insight to make well-informed decisions regarding our Board’s leadership structure from time to time in a dynamic industry.

48	The Hain Celestial Group, Inc. 2021 Proxy Statement

PROPOSAL NO. 4 STOCKHOLDER PROPOSAL TO REQUIRE INDEPENDENT BOARD CHAIR

Our Strong Corporate Governance Practices Provide Effective, Independent Board Oversight.

We are committed to strong corporate governance practices, which promote the long-term interests of our stockholders and strengthen Board and management accountability. As set forth in its charter, our Corporate Governance and Nominating Committee reviews our Corporate Governance Guidelines, which address our policy regarding board leadership structure, at least annually. Moreover, the committee is tasked with monitoring the development of best practices regarding corporate governance and taking a leadership role in shaping the corporate governance of the Company. In addition to our current appointment of an independent Chair, highlights of our corporate governance practices include the following.

✓	Over the past four years, 100% Board member refreshment, 100% Board committee refreshment and a new CEO in November 2018;

✓	Annual election of directors;

✓	All directors are independent other than the CEO; fully independent Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Strategy Committee;

✓	Majority voting in uncontested director elections;

✓	Proxy access right for stockholders to nominate directors;

✓	Stockholder ability to act by written consent and call a special meeting;

✓	Regular executive sessions (at least quarterly) where independent directors meet without management present;

✓	Robust Code of Business Conduct and Ethics;

✓	Annual Board and Committee self-evaluations;

✓	Periodic reviews of Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics;

✓	Multiple Audit Committee members are “audit committee financial experts” under Securities and Exchange Commission rules; and

✓

Many compensation best practices, including annual Say on Pay vote, implementation of “double trigger” change-in-control vesting provisions for named executive officers, no excise tax reimbursements for change-in-control payments, strict policy of no pledging or hedging common stock by directors and executive officers, clawback policy for cash and equity incentive compensation, stock ownership guidelines and equity holding period requirements.

The Board is committed to good corporate governance and engaging with stockholders on an ongoing basis to gather feedback on our leadership structure, corporate governance profile and executive compensation program. Our leadership structure is one of many practices that provide effective, independent oversight of management. We believe the stockholder proposal is therefore unnecessary, as the practices and procedures described above promote board independence and effective oversight of management, and provide stockholders with meaningful rights.

X	The Board of Directors unanimously recommends that you vote “AGAINST” this proposal.

The Hain Celestial Group, Inc. 2021 Proxy Statement	49

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in overseeing the integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the Company’s internal audit function and the performance of the Company’s internal controls and procedures. In addition, the Audit Committee reviews all material related party transactions, if any, for potential conflicts of interest, and all such transactions must be approved by the Audit Committee.

In addition to fulfilling its responsibilities as set forth in its charter and further described above in “Board of Directors and Corporate Governance – Committees of the Board – The Audit Committee,” the Audit Committee has reviewed the Company’s audited financial statements for fiscal year 2021. Discussions about the Company’s audited financial statements included the judgments of its independent registered public accounting firm about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in its financial statements, as well as other matters, as required by the applicable auditing standards adopted by the Public Company Accounting Oversight Board and by our Audit Committee Charter. In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report:

1.

The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended June 30, 2021 with the Company’s management and the independent registered public accounting firm.

2.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.

The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company.

Based on the reviews and discussions referred to in paragraphs 1 through 3 above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021 for filing with the SEC.

The Audit Committee

Michael B. Sims, Chair

Richard A. Beck

Shervin J. Korangy

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

50	The Hain Celestial Group, Inc. 2021 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information as of the end of fiscal year 2021 with respect to shares that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights [1]	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights) [2]

Equity compensation plans approved by security holders [3]	2,514,536	$ 2.26	5,329,627

Equity compensation plans not approved by security holders [4,5]	2,128,980	—	1,885,948

Total	4,643,516	$ 2.26	7,215,575

1

Represents the weighted-average exercise price of outstanding options to purchase 121,944 shares of common stock. This weighted average does not take into account shares that may be issued upon the vesting of PSUs or RSUs.

2

Of the 7,215,575 shares available for future issuance under our equity compensation plans as of the end of fiscal year 2021, 5,329,627 shares were available for grant under The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan and 1,885,948 shares were available for grant under The Hain Celestial Group, Inc. 2019 Equity Inducement Award Program.

3

The 2,514,536 shares of common stock to be issued upon exercise of outstanding options, warrants and rights consist of (a) 2,074,041 shares that may be issued upon the vesting of PSUs, (b) 318,551 shares that may be issued upon the vesting of RSUs and (c) 121,944 shares that may be issued upon the exercise of stock options. The number of shares that may be issued upon the vesting of PSUs represents the maximum number of shares that may be issued if maximum performance goals are achieved.

4

The equity compensation plans not approved by security holders are (A) The Hain Celestial Group, Inc. Inducement Grant Performance Units Agreement, which is the CEO PSU Award described in the CD&A, and (B) The Hain Celestial Group, Inc. 2019 Equity Inducement Award Program, which was adopted in February 2019 and provides for the grant of up to 3,000,000 shares of common stock under awards to induce participants to become employed by the Company, with the operative terms of such inducement awards to adhere to the terms and conditions of The Hain Celestial Group, Inc. Amended and Restated 2002 Long Term Incentive and Stock Award Plan.

5

The 2,128,980 shares of common stock to be issued upon exercise of outstanding options, warrants and rights consist of (a) 2,098,437 shares that may be issued upon the vesting of PSUs and (b) 30,543 shares that may be issued upon the vesting of RSUs. The number of shares that may be issued upon the vesting of PSUs represents the maximum number of shares that may be issued if maximum performance goals are achieved.

The Hain Celestial Group, Inc. 2021 Proxy Statement	51

OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock for (1) each of our directors and NEOs, (2) all of our directors and current executive officers as a group and (3) the persons we know to beneficially own more than five percent of the outstanding shares of our common stock. Ownership is as of September 7, 2021 except as otherwise stated in the footnotes. Percentage ownership is based on 96,607,414 shares of common stock outstanding as of September 7, 2021. Except as otherwise stated in the footnotes, the persons identified have sole voting and investment power with respect to the shares set forth opposite their names.

Name	Number of Shares	Percentage of Common Stock

Directors and NEOs

Richard A. Beck [1]	15,586	*

Celeste A. Clark [2]	36,303	*

Dean Hollis [3]	62,741	*

Shervin J. Korangy [4]	35,431	*

Mark L. Schiller [5]	98,709	*

Michael B. Sims [6]	15,987	*

Glenn W. Welling [7]	16,030,296	16.6%

Dawn M. Zier [8]	34,901	*

Javier H. Idrovo [9]	13,272	*

Christopher J. Boever [10]	19,500	*

Kristy Meringolo [11]	4,810	*

Jeryl Wolfe [12]	85	*

All current directors and current executive officers as a group (11 persons)	16,367,536	16.9%

5% Holders

Engaged Capital, LLC [13] 610 Newport Center Drive, Suite 250 Newport Beach, California 92660	15,996,598	16.6%

The Vanguard Group [14] 100 Vanguard Blvd. Malvern, Pennsylvania 19355	8,037,337	8.3%

BlackRock, Inc. [15] 55 East 52nd Street New York, New York 10055	7,000,279	7.2%

Brown Advisory Incorporated [16] 901 South Bond Street, Suite #400 Baltimore, Maryland 21231	6,916,200	7.2%

*	Indicates less than 1%.
1	Mr. Beck holds 9,354 shares outright and holds 6,232 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
2	Dr. Clark holds 30,071 shares outright and holds 6,232 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
3	Mr. Hollis holds 53,834 shares outright and holds 8,907 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
4	Mr. Korangy holds 28,798 shares outright and holds 6,633 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
5	Mr. Schiller holds 72,524 shares outright and holds 26,185 shares of unvested restricted stock. Under SEC rules, Mr. Schiller’s outstanding PSUs are not included in this table.

52	The Hain Celestial Group, Inc. 2021 Proxy Statement

OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

6	Mr. Sims holds 9,354 shares outright and holds 6,633 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
7

Mr. Welling holds 27,198 shares outright and holds 6,500 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days. Mr. Welling is the founder and Chief Investment Officer of Engaged Capital, LLC, and Mr. Welling’s beneficial holdings include the 15,996,598 shares beneficially owned by Engaged Capital, LLC. See footnote 13 below. Mr. Welling’s address is 610 Newport Center Drive, Suite 250, Newport Beach, California 92660.

8	Ms. Zier holds 28,401 shares outright and holds 6,500 RSUs that are included in this table under SEC rules because they are scheduled to vest within 60 days.
9	Mr. Idrovo holds 13,272 shares outright. Under SEC rules, Mr. Idrovo’s outstanding PSUs and RSUs are not included in this table.
10	Mr. Boever holds 17,100 shares outright and holds 2,400 shares through an individual retirement account. Under SEC rules, Mr. Boever’s outstanding PSUs are not included in this table.
11	Ms. Meringolo holds 4,810 shares outright. Under SEC rules, Ms. Meringolo’s outstanding PSUs are not included in this table.
12	The information provided in this table for Mr. Wolfe is based on the Company’s records at the time Mr. Wolfe departed the Company in July 2021.
13

This information is based on a Schedule 13D/A filed with the SEC on May 19, 2020 by Glenn W. Welling, Engaged Capital, LLC, and related entities, setting forth information as of May 18, 2020. The Schedule 13D/A states that Mr. Welling, Engaged Capital, LLC, and related entities have sole voting power and sole dispositive power with respect to all 15,996,598 shares beneficially owned by Engaged Capital, LLC.

14

This information is based on a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, setting forth information as of December 31, 2020. The Schedule 13G/A states that The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 60,189 shares, sole dispositive power with respect to 7,911,608 shares and shared dispositive power with respect to 125,729 shares.

15

This information is based on a Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc., setting forth information as of December 31, 2020. The Schedule 13G/A states that BlackRock, Inc. has sole voting power with respect to 6,686,233 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to all 7,000,279 shares and shared dispositive power with respect to 0 shares.

16

This information is based on a Schedule 13G filed with the SEC on February 8, 2021 by Brown Advisory Incorporated and related entities, setting forth information as of December 31, 2020. The Schedule 13G states that Brown Advisory Incorporated has sole voting power with respect to 5,836,488 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to all 6,916,200 shares.

The Hain Celestial Group, Inc. 2021 Proxy Statement	53

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Dean Hollis, who is the Chair of our Board and is nominated for re-election as a director, is chair of the board of SunOpta Inc. (together with its affiliates, “SunOpta”). While Mr. Hollis did not have a direct or indirect material interest in the following transactions and the Company does not consider them to be related party transactions under its Related Party Transaction Policy and Procedures, the Company had the following transactions with SunOpta in fiscal year 2021:

•

In April 2021, the Company sold its North America non-dairy beverages business, consisting of the Dream and WestSoy brands, to SunOpta for a final purchase price of $31,320,000 after customary post-closing adjustments; and

•

SunOpta is a supplier of the Company, and in fiscal year 2021, the Company paid $13,050,000 to SunOpta in the ordinary course of business, which represented less than 1% of the consolidated net sales of the Company for fiscal year 2021 and less than 2% of the consolidated revenues of SunOpta for its fiscal year 2020, its most recently completed fiscal year.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding the review, approval and ratification of related party transactions. The Related Party Transaction Policy and Procedures requires the approval or ratification by the Audit Committee of any “related party transaction,” which is defined as any transaction, arrangement or relationship in which (i) we are a participant, (ii) the amount involved exceeds $120,000 and (iii) one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom we refer to as a “related person,” has a direct or indirect material interest as set forth in Item 404 of Regulation S-K. The policy provides that management must present to the Audit Committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters and certain ordinary course transactions). The Audit Committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the Audit Committee’s approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at its next regularly scheduled meeting. The Audit Committee will also review those transactions that would have been deemed a “related party transaction” but for the fact that the amount involved is $120,000 or less. No director may participate in approval of a related party transaction for which he or she is a related party.

54	The Hain Celestial Group, Inc. 2021 Proxy Statement

OTHER MATTERS

The Company’s management is not aware of any other matters that will come before the Annual Meeting. However, if any other matters requiring a vote of stockholders arise, including any question as to an adjournment or postponement of the Annual Meeting, it is the intention of the persons appointed as proxies to vote in accordance with their judgment on such matters.

The Hain Celestial Group, Inc. 2021 Proxy Statement	55

STOCKHOLDER PROPOSALS AND OTHER COMMUNICATIONS

Stockholder proposals intended to be included in the Proxy Statement relating to our 2022 annual meeting of stockholders (the “2022 Proxy Statement”) pursuant to Rule 14a-8 under the Exchange Act must be in writing addressed to the Corporate Secretary of the Company and delivered to the Corporate Secretary at our principal executive offices, no later than May 20, 2022, and must otherwise comply with Rule 14a-8.

In addition, if you would like to have a nominee included in our 2022 Proxy Statement, notices of stockholder nominations intended to be included in the 2022 Proxy Statement must be received by the Corporate Secretary between April 20, 2022 and May 20, 2022. Stockholders should consult our Amended and Restated By-Laws for the various procedural, informational and other requirements applicable to such nominations.

The deadline that will be applied for determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act is August 3, 2022.

A stockholder or other interested party who wishes to communicate with the Board, the non-management directors as a group, or any individual director may do so by addressing the correspondence to the individual or group, c/o Corporate Secretary, The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, NY 11042. The office of the Corporate Secretary reviews correspondence received and will filter advertisements, solicitations, spam and other such items not related to a director’s duties and responsibilities. All other relevant correspondence addressed to a director will be forwarded to that director, or if none is specified, to the Chair of the Board.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees. If you wish to opt-out of householding and receive multiple copies of the proxy materials at the same address, you may do so by notifying us in writing at: 1111 Marcus Avenue, Lake Success, NY 11042, Attention: Corporate Secretary. Your notice will be effective 30 days following its receipt.

You also may request additional copies of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 by notifying us in writing at the same address or calling Investor Relations at (516) 587-5000 or toll free at (877) 612-4246 or submitting such request via email to investorrelations@hain.com.

If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

If you hold your shares in “street name,” please contact your broker, bank or other nominee to request information about householding.

Investors may obtain copies of Hain Celestial’s 2021 Annual Report on Form 10-K at no charge by contacting Investor Relations, The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, NY 11042.

By order of the Board of Directors,

Kristy Meringolo

Executive Vice President, General Counsel, Corporate

Secretary and Chief Compliance Officer

Dated: September 17, 2021

Your vote is important. Whether or not you expect to attend the Annual Meeting online, please submit your vote as soon as possible as instructed in our proxy materials, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may choose to vote during the Annual Meeting even if you have previously voted your shares.

56	The Hain Celestial Group, Inc. 2021 Proxy Statement

HAIN CELESTIAL THE HAIN CELESTIAL GROUP, INC. 1111 MARCUS AVENUE LAKE SUCCESS, NY 11042 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 27, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HAIN2021 You may attend the Annual Meeting of Stockholders via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 27, 2021. Have your proxy card in hand when you call and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D59037-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE HAIN CELESTIAL GROUP, INC. The Board of Directors recommends you vote "FOR" the election of each director nominee listed in Proposal 1. 1. Election of Directors Nominees: For Against Abstain 1a. Richard A. Beck [] [] [] 1b. Celeste A. Clark [] [] [] 1c. Dean Hollis [] [] [] 1d. Shervin J. Korangy [] [] [] 1e. Mark L. Schiller [] [] [] 1f. Michael B. Sims [] [] [] 1g. Glenn W. Welling [] [] [] 1h. Dawn M. Zier [] [] [] The Board of Directors recommends you vote "FOR" Proposals 2 and 3. For Against Abstain 2. Proposal to approve, on an advisory basis, named executive officer compensation. [] [] [] 3. Proposal to ratify the appointment of Ernst & Young LLP to act as registered independent accountants of the Company for the fiscal year ending June 30, 2022. [] [] [] The Board of Directors recommends you vote "AGAINST" Proposal 4. For Against Abstain 4. Stockholder proposal to require independent Board Chair. [] [] [] Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at www.proxyvote.com. D60641-P61016 THE HAIN CELESTIAL GROUP, INC. Annual Meeting of Stockholders October 28, 2021, 4:00 p.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder(s), revoking all prior proxies, hereby appoint(s) Mark L. Schiller and Kristy Meringolo, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of THE HAIN CELESTIAL GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 p.m. Eastern Time on October 28, 2021, at www.virtualshareholdermeeting.com/HAIN2021, and any adjournment or postponement thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, and in the discretion of the proxies on such matters as may properly come before the meeting. Continued and to be signed on reverse side